UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT
PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Popular, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Popular, Inc. 2008 Proxy Statement	Event Date: April 25, 2008

Official notification of matters to be brought to vote at the Annual Meeting of Stockholders

Popular, Inc.
P.O. Box 362708
San Juan, Puerto Rico 00936-2708
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Friday, April 25, 2008
To the Stockholders of Popular, Inc.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of Popular, Inc. (the “Corporation”) for the year 2008 will be held at 9:00 a.m., local time, on Friday, April 25, 2008, on the third floor of the Centro Europa Building, 1492 Ponce de León Avenue, San Juan, Puerto Rico, to consider and act upon the following matters:
(1) To elect three directors assigned to “Class 3” of the Board of Directors of the Corporation for a three-year term;
(2) To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Corporation for 2008; and
(3) To consider such other business as may be properly brought before the Meeting or any adjournments thereof. At present, management knows of no other business to be brought before the Meeting.
Only stockholders of record at the close of business on February 25, 2008 are entitled to notice of and to vote at the Meeting.
We encourage you to attend the Meeting, but even if you cannot attend, it is important that your shares be represented and voted. Whether or not you plan to attend, please sign and return the enclosed proxy card so that the Corporation may be assured of the presence of a quorum at the Meeting. A postage-paid envelope is enclosed for your convenience. Remember that you may also vote by telephone or over the Internet. For further details and instructions on how to vote your shares, please refer to the enclosed proxy statement and proxy card.
In San Juan, Puerto Rico, on March 12, 2008.
By Order of the Board of Directors,
SAMUEL T. CÉSPEDES
Secretary

POPULAR, INC. 2008 PROXY STATEMENT

1	Proxy Statement for the Annual Meeting of Stockholders to Be Held On Friday, April 25, 2008

1	About The Meeting

3	Principal Stockholders

4	Shares Beneficially Owned By Directors and Executive Officers of the Corporation

6	Section 16(A) Beneficial Ownership Reporting Compliance

6	Proposal 1: Election of Directors for a Three-Year Term

7	Nominees for Election as Directors and Other Directors

10	Compensation of Directors

10	2007 Director Summary Compensation Table

11	Corporate Governance

11	Board of Directors Independence

11	Stockholders Communication with the Board Of Directors

11	Standing Committees

13	Nomination of Directors

13	Code of Ethics

14	Named Executives Officers

17	Family Relationships

17	Other Relationships, Transactions and Events

18	Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

19	Disclosure of Auditor’s Fees

19	Audit Committee Report

20	Executive Compensation Program

20	Report of the Compensation Committee

20	Compensation Discussion and Analysis

28	Executive Compensation

29	Summary Compensation Table

31	Earned Compensation Table

32	Grants of Plan-Based Awards

33	Outstanding Equity Awards at Fiscal Year End

34	Option Exercises and Stock Vested Table For 2007

34	Post-Termination Compensation

40	Proposals of Stockholders to Be Presented At the 2009 Annual Meeting of Stockholders

41	Annex A

POPULAR, INC. 2008 PROXY STATEMENT

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FRIDAY, APRIL 25, 2008
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Popular, Inc. (the “Corporation”) for use at the Annual Meeting of Stockholders of the Corporation (the “Meeting”) to be held on Friday, April, 25, 2008, beginning at 9:00 a.m., local time, on the third floor of the Centro Europa Building, 1492 Ponce de León Avenue, San Juan, Puerto Rico, and at any postponements or adjournments thereof.
This proxy statement and the enclosed form of the proxy were first sent to stockholders on or about March 12, 2008.
ABOUT THE MEETING
What information is contained in this proxy statement?
The information in this proxy statement relates to the proposals to be voted on at the Meeting, the voting process, the Board of Directors of the Corporation (the “Board”), Board committees, the compensation of directors and executive officers and other required information.
What is the purpose of the Meeting?
At the Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of three directors and the ratification of the Corporation’s independent registered public accounting firm for 2008. In addition, management will report on the affairs of the Corporation.
What should I receive?
You should receive this proxy statement, the notice of annual meeting of stockholders, the proxy card and the Corporation’s 2007 annual report with the audited financial statements for the year ended December 31, 2007, duly certified by PricewaterhouseCoopers LLP, as independent registered public accounting firm.
How many votes do I have?
You will have one vote for every share of the Corporation’s common stock, par value $6 per share (“Common Stock”), you owned as of the close of business on February 25, 2008, the record date for the meeting (the “Record Date”).
How many votes can all stockholders cast?
Stockholders may cast one vote for each of the Corporation’s 280,589,100 shares of Common Stock that were outstanding on the Record Date. The shares covered by any proxy that is properly executed and received before 9:00 a.m., local time, on the day of the Meeting will be voted.
How many votes must be present to hold the Meeting?
A majority of the votes that can be cast must be present either in person or by proxy to hold the Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Meeting for purposes of determining whether the majority of the votes that can be cast are present. A broker non-vote occurs when a broker or other nominee indicates on the proxy card that it does not have discretionary authority to vote on a particular matter. Votes cast by proxy or in person at the Meeting will be counted by Broadridge Financial Solutions, Inc., an independent third party. We urge you to vote by proxy even if you plan to attend the Meeting, so that we will know as soon as possible that enough votes will be present for us to hold the Meeting.
What vote is required and how are abstentions and broker non-votes treated?
The affirmative vote of the majority of the votes cast at the Meeting is required for the election of directors. Broker non-votes will have no legal effect on the election of directors. For the ratification of the independent registered

1  POPULAR, INC. 2008 PROXY STATEMENT

public accounting firm and any other item voted upon at the Meeting, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. Abstentions will not be voted for any such matter. Accordingly, abstentions will have the same legal effect as a negative vote. Broker non-votes will not be counted in determining the number of shares necessary for approval.
Can I vote if I participate in an employees stock plan?
Your proxy card will serve to instruct the trustees or independent fiduciaries how to vote your shares in the Popular, Inc. Puerto Rico Savings and Investment Plan and Popular, Inc. USA 401(k) Savings and Investment Plan.
How does the Board recommend that I vote?
The Board recommends that you vote “FOR” each nominee of the Board and “FOR” the ratification of the Corporation’s independent registered public accounting firm for the year 2008.
How do I vote?
You can vote either in person at the Meeting or by proxy without attending the Meeting.
To vote by proxy, you must either
•	fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage–paid envelope;

•	vote by telephone (instructions are on the proxy card); or

•	vote over the Internet (instructions are on the proxy card).
If you want to vote in person at the Meeting, and you hold your Common Stock through a securities broker or nominee (that is, in street name), you must obtain a proxy from your broker or nominee and bring that proxy to the Meeting.
To avoid delays in ballot taking and counting, and in order to ensure that your proxy is voted in accordance with your wishes, compliance with the following instructions is respectfully requested: when signing a proxy as attorney, executor, administrator, trustee, guardian, authorized officer of a corporation, or on behalf of a minor, please give full title. If shares are in the name of more than one record holder, all record holders must sign.
Who will bear the costs of soliciting proxies for the Meeting?
The cost of soliciting proxies for the Meeting will be borne by the Corporation. In addition to solicitation by mail, proxies may be solicited personally, by telephone or otherwise. The Board has engaged the firm of Georgeson, Inc. to aid in the solicitation of proxies. The cost of solicitation will be borne by the Corporation and is estimated at $7,500, plus reimbursement of reasonable out-of-pocket expenses. Directors, officers and employees of the Corporation may also solicit proxies but will not receive any additional compensation for their services. Proxies and proxy material will also be distributed at the expense of the Corporation by brokers, nominees, custodians and other similar parties.
Can I change my vote?
Yes, you may change your vote. To do so, just send in a new proxy card with a later date, or cast a new vote by telephone or over the Internet, or send a written notice of revocation to the President or Secretary of Popular, Inc., P.O. Box 362708, San Juan, Puerto Rico 00936-2708, delivered before the proxy is exercised. If you attend the Meeting and want to vote in person, you may request that your previously submitted proxy not be used.

2  POPULAR, INC. 2008 PROXY STATEMENT

What should I do if I receive more than one set of voting materials?
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate proxy card for each brokerage account in which you hold shares. Please complete, sign, date and return each proxy card that you receive.
Could other matters be decided at the Meeting?
The Board does not intend to present any business at the Meeting other than that described in the notice of meeting. The Board at this time knows of no other matters which may come before the Meeting. However, if any new matter requiring the vote of the stockholders is properly presented before the Meeting, proxies may be voted with respect thereto in accordance with the best judgment of proxy holders, under the discretionary power granted by stockholders to their proxies in connection with general matters.
What happens if the Meeting is postponed or adjourned?
Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.
Electronic Delivery of Annual Meeting Materials
You can save the Corporation postage and printing expenses in future years by consenting to receive the annual report and proxy materials via Internet. You may sign up for this service after voting on the Internet at www.proxyvote.com.
PRINCIPAL STOCKHOLDERS
Following is the information with respect to any person, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, (the “1934 Act”) who is known to the Corporation to beneficially own more than five percent (5%) of the outstanding Common Stock.

NAME AND ADDRESS OF BENEFICIAL	AMOUNT AND NATURE OF BENEFICIAL	PERCENT OF CLASS (2)
OWNER	OWNERSHIP (1)

State Farm Mutual Automobile Insurance Company (and related entities) - One State Farm Plaza, Bloomington, IL 61701	18,265,553(3)	6.5097%

(1) For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the 1934 Act.

(2) Based on 280,589,100 shares of Common Stock outstanding as of February 28, 2008.

(3) On January 30, 2008, State Farm Mutual Automobile Insurance Company (“State Farm”) and affiliated entities filed a Schedule 13G/A with the Securities and Exchange Commission (the “SEC”) reflecting their Common Stock holdings as of December 31, 2007. According to this statement, State Farm and its affiliates may be deemed to constitute a “group” within the meaning of Section 13(d)(3) of the 1934 Act and could also be deemed to be the beneficial owners of 18,265,553 shares of Common Stock. However, State Farm and each such affiliate disclaims beneficial ownership as to all shares as to which such person has no right to receive the proceeds of sale of the shares, and also disclaims that it is part of a “group.”

3  POPULAR, INC. 2008 PROXY STATEMENT

SHARES BENEFICIALLY OWNED BY DIRECTORS AND EXECUTIVE OFFICERS OF THE
CORPORATION
Effective January 1, 2005, the Corporation adopted an Executive Stock Ownership Requirements Policy, which establishes Common Stock ownership requirements for the Named Executive Officers (“NEOs”), defined as the Chief Executive Officer (“CEO”) and Chairman of the Board and the members of the Corporate Leadership Circle (“CLC”). For additional information regarding this policy, refer to the “Executive Compensation Program - Compensation Discussion and Analysis - Stock Ownership/Retention Requirements ” section in this proxy statement.
Effective June 9, 2004, each director not employed by the Corporation must own Common Stock with a dollar value equal to five times his or her annual retainer. Such ownership level should have been achieved by June 9, 2007 for directors serving on June 9, 2004 and within three years of being named or elected as a director for directors named or elected after June 9, 2004. Each director is currently in compliance with his or her Common Stock ownership requirements.
The following table sets forth the beneficial ownership of the Corporation’s Common Stock and preferred stock as of February 28, 2008, for each director and nominee for director and each NEO and by all directors (including nominees), NEOs, the Corporation’s Secretary and the Principal Accounting Officer as a group.
Common Stock

Name	Amount and Nature of		Percent of
	Beneficial Ownership(1)		Class

Juan J. Bermúdez	1,503,900	(2)	.5360

Richard L. Carrión	3,238,754	(3)	1.1543

María Luisa Ferré	6,515,270	(4)	2.3220

Michael J. Masin	18,044		.0064

Manuel Morales Jr.	1,053,866	(5)	.3756

Francisco M. Rexach Jr.	383,412	(6)	.1366

Frederic V. Salerno	33,275		.0119

William J. Teuber Jr.	20,357		.0073

José R. Vizcarrondo	357,486	(7)	.1274

David H. Chafey Jr.	560,663		.1998

Jorge A. Junquera	635,383	(8)	.2264

Roberto R. Herencia	263,589	(9)	.0939

Amílcar L. Jordán	124,802		.0445

Tere Loubriel	217,198		.0774

Brunilda Santos de Álvarez	146,613		.0523

Félix M. Villamil	136,760		.0487

All directors, NEOs, Corporation’s Secretary and the Principal Accounting Officer as a group (18 persons as a group)	15,272,738		5.4431

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Preferred Stock

Name	Amount and Nature of		Percent of
	Beneficial Ownership (1)		Class

Richard L. Carrión	7,156	(10)	.0957

All directors, NEOs, Corporation’s Secretary and the Principal Accounting Officer as a group (18 persons as a group)	7,156		.0957
(1) For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the 1934 Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Therefore, it includes the number of shares of Common Stock that could be purchased by exercising stock options that were exercisable as of February 28, 2008 or within 60 days after that date, as follows: Mr. Bermúdez, 14,654; Mrs. Ferré, 14,654; Mr. Morales, 14,654; Mr. Rexach, 14,654; Mr. Salerno, 4,592; Mr. Vizcarrondo, 764; Mr. Chafey, 190,644; Mr. Junquera, 167,767; Mr. Herencia, 152,518; Mr. Jordán, 36,220; Mrs. Loubriel, 85,790; Mrs. Santos de Álvarez, 85,789; and Mr. Villamil, 74,388; which represent 869,258 shares for all directors, NEOs, the Corporation’s Secretary, and the Principal Accounting Officer as a group. Also, it includes restricted stock awards granted under the Popular, Inc. 2004 Omnibus Incentive Plan, subject to forfeiture upon failure to meet vesting conditions, as follows: Mr. Bermúdez, 7,779; Mr. Carrión, 129,997; Mrs. Ferré, 10,042; Mr. Masin, 6,567; Mr. Morales, 12,465; Mr. Rexach, 6,390; Mr. Salerno, 15,148; Mr. Teuber, 12,557; Mr. Vizcarrondo, 9,397; Mr. Chafey, 55,186; Mr. Junquera, 40,470; Mr. Herencia, 36,791; Mr. Jordán, 22,074; Mrs. Loubriel, 23,914; Mrs. Santos de Álvarez, 22,074; Mr. Villamil, 22,074; which represent 435,400 shares for all directors, NEOs, the Corporation’s Secretary, and the Principal Accounting Officer as a group. As of February 28, 2008, there were 280,589,100 shares of Common Stock outstanding and 7,475,000 shares of preferred stock outstanding.
(2) This amount includes 36,417 shares owned by his wife, as to which Mr. Bermúdez disclaims beneficial ownership. Mr. Bermúdez has 29,000 shares pledged as collateral.
(3) Mr. Carrión owns 1,426,214 shares and also has indirect investment power over 56,191 shares owned by his children and 2,077 shares owned by his wife. Mr. Carrión has 1,070,774 shares pledged as collateral. Mr. Carrión’s has a 17.89% ownership interest in Junior Investment Corporation, which owns 9,805,882 shares of which 1,754,272 are included in the table as part of Mr. Carrión’s holdings. Junior Investment Corporation has 1,154,976 shares pledged as collateral.
(4) Mrs. Ferré has direct or indirect investment and voting power over 6,515,270 shares. Mrs. Ferré owns 17,517 shares and has indirect investment and voting power over 3,081,082 shares owned by FRG, Inc., 437,401 shares owned by the Luis A. Ferré Foundation, and 2,970 shares owned by RANFE, Inc. Ferré Investment Fund, Inc. owns 90% of El Día, Inc., which in turn owns 2,961,646 shares, all of which have been pledged as collateral.
(5) This amount includes 678,665 shares owned by Mr. Morales’s parents over which he has voting power as their attorney-in-fact.
(6) This amount includes 45,762 shares held by Capital Assets, Inc., over which Mr. Rexach has indirect voting power as President and shareholder.
(7) This amount includes 273,029 shares owned by DMI Pension Trust and 4,228 owned by Forever Dependent, LLC, where Mr. Vizcarrondo serves as trustee and member of the investment committee and over which he disclaims beneficial ownership.
(8) This number includes 24,062 shares owned by Mr. Junquera’s son and daughter over which he has voting power and disclaims beneficial ownership. Mr. Junquera has 78,054 shares pledged as collateral.
(9) Mr. Herencia has 20,564 shares pledged as collateral.
(10) Junior Investment Corporation owns 40,000 preferred shares of the Corporation. The amount shown in the table reflects Mr. Carrión’s ownership of 17.89% of Junior Investment Corporation.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the 1934 Act requires the Corporation’s directors and executive officers to file with the SEC reports of ownership and changes in ownership of Common Stock. Officers and directors are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file.
Based solely on a review of the copies of such reports furnished to the Corporation or written representations that no other reports were required, the Corporation believes that, with respect to 2007, all filing requirements applicable to its officers and directors were satisfied, except for two reports, covering one transaction each by Mr. Juan J. Bermúdez and Mr. Samuel T. Céspedes, which were filed late.
PROPOSAL 1: ELECTION OF DIRECTORS FOR A THREE-YEAR TERM
The Certificate of Incorporation and the By-laws of the Corporation establish a classified Board pursuant to which the Board is divided into three classes as nearly equal in number as possible, with each class having at least three members and with the term of office of one class expiring each year. Each director serves for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected or until his or her successor has been duly elected and qualified.
At the Meeting, three directors assigned to “Class 3” are to be elected to serve until the 2011 annual meeting of stockholders or until their respective successors shall have been duly elected and qualified. The remaining six directors of the Corporation will continue to serve as directors, as follows: until the 2009 annual meeting of stockholders of the Corporation, in the case of those three directors assigned to “Class 1,” and until the 2010 annual meeting of stockholders, in the case of those three directors assigned to “Class 2,” or in each case until their successors are duly elected and qualified. Under the Corporation’s Corporate Governance Guidelines no person shall be nominated for election or reelection as a director of the Board if at the date of the annual meeting or during the term to be served such person attains 72 years of age.
The persons named as proxies in the accompanying proxy card have advised the Corporation that, unless otherwise instructed, they intend to vote at the Meeting the shares covered by the proxies FOR the election of the three nominees named below, and that if any one or more of such nominees should become unavailable for election they intend to vote such shares FOR the election of such substitute nominees as the Board may propose. The Corporation has no knowledge that any nominee will become unavailable for election.
The Board met 18 times during 2007. All directors attended 75% or more meetings of the Board and the committees of the Board on which such directors served.
While the Corporation has not adopted a formal policy with respect to directors’ attendance at the meetings of stockholders, the Corporation encourages directors to attend such meetings. All of the Corporation’s directors attended the 2007 annual meeting of stockholders.
Information relating to participation in the Corporation’s committees, principal occupation, business experience and directorship during the past five years (including positions held with the Corporation or its subsidiaries, age and the period during which each director has served in such capacity) is set forth below. Since January 2007, all of the Corporation’s directors are also directors of the Corporation’s following subsidiaries: Banco Popular de Puerto Rico (the “Bank”), Popular International Bank, Inc., Popular North America, Inc. and Banco Popular North America.

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NOMINEES FOR ELECTION AS DIRECTORS AND OTHER DIRECTORS

	Nominees for Election
	Class 3 Directors
	(terms expiring 2011)

					Corporate
NAME AND AGE	PRINCIPAL OCCUPATION,	Since	Audit	Compensation	Governance	Risk
	BUSINESS EXPERIENCE AND				&
	DIRECTORSHIPS				Nominating

María Luisa Ferré, age 44	President and CEO of Grupo Ferré Rangel since 1999 and FRG, Inc. since 2001, holding companies for El Día, Inc. and Editorial Primera Hora, Inc., Puerto Rico newspapers. Publisher and Chairman of the Board of Directors of El Día, Inc. and Editorial Primera Hora, Inc., since 2006. Member of the Trust Committee of the Bank since 2004. President and Trustee of the Luis A. Ferré Foundation since 2003. Director and Vice- President of the Ferré Rangel Foundation since 1999.	2004		t	t

Frederic V. Salerno, age 64	Director of Land National Fuel Gas Company since February 2008, CBS Corporation since 2007, Intercontinental Exchange, Inc. and Akamai Technologies, Inc. since 2001, Viacom, Inc. since 1994, Bear Stearns & Co., Inc. since 1993. Vice Chairman and Chief Financial Officer of Verizon Communications, Inc. until 2002, when he retired. Trustee of the Inner City Scholarship Fund since 1989.	2003	*		t	t

William J. Teuber Jr, age 56	Vice Chairman of EMC Corporation since 2006, Executive Vice President since 2001 and Chief Financial Officer from 1997 to 2006. Trustee of Babson College since 2004.	2004	t	t		*

* Chairman

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	Class 1 Directors
	(terms expiring in 2009)

					Corporate
NAME AND AGE	PRINCIPAL OCCUPATION,	Since	Audit	Compensation	Governance	Risk
	BUSINESS EXPERIENCE AND				&
	DIRECTORSHIPS				Nominating

Juan J. Bermúdez, age 70	Partner of Bermúdez and Longo, S.E., electromechanical contractors, from 1962 to 2006. Chairman of the Trust Committee of the Bank since 1996.	1990	t	t	*

Richard L. Carrión, age 55	Chairman, President and CEO of the Corporation since 1993, 1991, and 1994, respectively. Chairman of the Bank since 1993 and CEO since 1989. President of the Bank from 1985 to 2004. Chairman and CEO of Popular North America, Inc. and other direct and indirect wholly- owned subsidiaries of the Corporation. Director of the Federal Reserve Bank of New York since January 2008. Chairman of the Board of Trustees of Fundación Banco Popular, Inc. since 1982. Chairman and Director of Banco Popular Foundation, Inc. since 2005. Member of the Board of Directors of Verizon Communications, Inc. since 1995.	1990

Francisco M. Rexach Jr., age 70	President of Capital Assets, Inc. and Rexach Consulting Group, entities engaged in investment and consulting activities, since 1995.	1990	t	*	t

* Chairman

8 POPULAR, INC. 2008 PROXY STATEMENT

	Class 2 Directors
	(terms expiring in 2010)

					Corporate
NAME AND AGE	PRINCIPAL OCCUPATION,	Since	Audit	Compensation	Governance	Risk
	BUSINESS EXPERIENCE AND				&
	DIRECTORSHIPS				Nominating

Michael J. Masin, age 63	Private investor since February 2008. Senior Partner of O’Melveny & Myers, a law firm, until February 2008. Vice Chairman and Chief Operating Officer of Citigroup from 2002 to 2004. Vice Chairman and President of Verizon Communications, Inc. from 2000 to 2002. Trustee and member of the Executive Committee of Carnegie Hall since 1995. Trustee and member of the Executive Committee of Weill Cornell Medical School since 2003. Trustee and member of the Executive Committee of W.M. Keck Foundation since 1995. Trustee of the Weill Family Foundation since 2002.	2007			t	t

Manuel Morales Jr, age 62	President of Parkview Realty, Inc. since 1985, the Atrium Office Center, Inc. since 1996, HQ Business Center P.R., Inc. since 1995, entities engaged in real estate leasing. Member of the Board of Trustees of Fundación Banco Popular, Inc. since 1981. Member of the Board of Trustees of the Caribbean Environmental Development Institute since 1994 and of Fundación Angel Ramos, Inc. since 1998.	1990				t

José R. Vizcarrondo, age 46	President, CEO and partner of Desarrollos Metropolitanos, L.L.C., a general construction company since 2004. Member of the Trust Committee of the Bank since 2004. Member of the Board of Directors of Hogar Cuna San Cristóbal Foundation since 2002.	2004				t

* Chairman

9 POPULAR, INC. 2008 PROXY STATEMENT

COMPENSATION OF DIRECTORS
Prior to May 2004, outside directors of the Corporation were granted options to purchase Common Stock pursuant to the 2001 Stock Option Plan (the “2001 Option Plan”). Commencing May 2004, options to directors of the Corporation were granted under the Popular, Inc. 2004 Omnibus Incentive Plan (the “2004 Omnibus Plan”). The amount of stock options granted each month was equal to the quotient (rounded to the nearest whole share) of (x) 6,250 and (y) the value of the option based on the closing price of the Common Stock on the date granted. Option values on the grant dates were determined by using the Black-Scholes Option Valuation Model. The options granted under the 2004 Omnibus Plan become exercisable with respect to 20% of the shares on each anniversary of the date of grant and remain exercisable until the 10th anniversary of the grant.
On July 14, 2004, the Board approved a new compensation package for the non-employee directors of the Corporation based on recommendations from Watson Wyatt, outside consultants to the Board. Under the terms of the new package, each director receives an annual retainer of $20,000, while directors that are elected as chairmen of any Board committee receive an annual retainer of $25,000. The retainer is paid in either cash or restricted stock under the 2004 Omnibus Plan, at the director’s election. The directors also receive an annual grant of $35,000 payable in the form of restricted stock under the 2004 Omnibus Plan. Such payments represent compensation for the twelve-month period commencing on the date of the annual meeting of stockholders.
In addition, during 2007 non-employee directors received $1,000 for each Board or committee meeting attended, payable in either cash or restricted stock at the director’s election. All restricted stock awards are subject to risk of forfeiture and restrictions on transferability until retirement of the director, when the awards become vested. Dividends paid on the restricted stock during the vesting period are reinvested in shares of Common Stock.
The Corporation reimburses directors for travel expenses incurred in connection with attending Board, committee and stockholder meetings and for other Corporation-related business expenses (including the travel expenses of spouses if they are specifically invited to attend the event for appropriate business purposes), which may include use of private aircraft, if available and approved in advance by the CEO.
The following table provides compensation information for the Corporation’s non-employee directors during 2007.
2007 DIRECTOR SUMMARY COMPENSATION TABLE

					Nonqualified
	Fees Earned			Non–Equity	Deferred	All Other
	or Paid in	Stock Awards	Option	Incentive Plan	Compensation	Compensation
Name	Cash ($)(a)	($)(b)	Awards ($)(c)	Compensation ($)	Earnings ($)	($)	Total ($)
Juan J. Bermúdez	$63,000	$35,000	$10,208	–	–	–	$108,208
María Luisa Ferré	49,000	35,000	10,208	–	–	–	94,208
Michael J. Masin(d)	53,667	46,667	–	–	–	–	100,334
Manuel Morales Jr.	46,000	35,000	10,208	–	–	–	91,208
Francisco M. Rexach Jr.	62,000	35,000	10,208	–	–	–	107,208
Frederic V. Salerno	67,000	35,000	6,250	–	–	–	108,250
William J. Teuber Jr.	67,000	35,000	–	–	–	–	102,000
José R. Vizcarrondo	49,000	35,000	1,250	–	–	–	85,250
(a) Represents the fees paid to non-employee directors for attending the Corporation’s Board and Committee meetings and the annual retainer. The amount includes $292,000 (Mr. Bermúdez, $25,000; Mrs. Ferré, $20,000; Mr. Masin, $53,667; Mr. Morales, $46,000; Mr. Salerno, $67,000; Mr. Teuber, $67,000; and Mr. Vizcarrondo, $20,000) which represents the cash value

10 POPULAR, INC. 2008 PROXY STATEMENT

of the annual retainer and Board or committee meetings fees for those non-employee directors that elected to receive shares of restricted stock in lieu of a cash payment.
(b) Represents the payment of an annual grant of $35,000 payable in shares of restricted stock under the 2004 Omnibus Plan.
(c) Represents the Statement of Financial Accounting Standard No. 123-R “Share-Based Payment” (“SFAS 123(R)”) accounting cost of stock option awards previously granted to members of the Board under the 2001 Option Plan and the 2004 Omnibus Plan.
(d) Mr. Masin received an annual grant of $11,667 and a retainer of $6,667 for services rendered upon commencement of his term as director on January 2007 through the 2007 annual meeting of stockholders.
CORPORATE GOVERNANCE
The Corporation maintains a corporate governance section on its website www.popular.com, where investors may find copies of its principal governance documents. The corporate governance section of the Corporation’s website contains, among other, the following documents:
Code of Ethics
Audit Committee Charter
Corporate Governance & Nominating Committee Charter
Corporate Governance Guidelines
Compensation Committee Charter
BOARD OF DIRECTORS INDEPENDENCE
The Board has determined that the following directors have no material relationship with the Corporation and are independent under the director independence standards of The Nasdaq Stock Market, Inc. (“Nasdaq”).

Juan J. Bermúdez	María Luisa Ferré
Michael J. Masin	Manuel Morales Jr.
Francisco M. Rexach Jr.	Frederic V. Salerno
William J. Teuber Jr.
The Corporation has a majority of independent directors. During 2007, the independent directors met in executive or private sessions without the Corporation’s management after every regularly scheduled Board meeting. Currently, the independent directors have not appointed a lead director. Instead, the independent directors designate, on a rotational basis, who will preside at each executive session.
STOCKHOLDERS COMMUNICATION WITH THE BOARD OF DIRECTORS
Any stockholder who desires to contact the Board or any of its members may do so by writing to: Popular, Inc., Board of Directors (751), P.O. Box 362708, San Juan, PR 00936-2708. Alternatively, a stockholder may contact the Corporation’s Audit Committee or any of its members telephonically by calling the toll-free number (866) 737-6813 or electronically through www.popular.com/ethicspoint-en. Communications received by the Audit Committee that are not related to accounting or auditing matters, may in their discretion be forwarded by the Audit Committee or any of its members to other committees of the Board or the Corporation’s management for review.
STANDING COMMITTEES
The Board has standing Audit, Risk Management, Corporate Governance and Nominating, and Compensation committees all of which operate under a written charter.
Audit Committee
The Audit Committee consists of three or more members of the Board. The members of the Audit Committee each have been determined by the Board to be independent as required by the director independence rules of Nasdaq.

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Currently, the Audit Committee is comprised of four outside directors, all of whom are independent. The Audit Committee held 11 meetings during 2007. Earnings releases, Form 10-K and Form 10-Q filings were discussed in eight of such meetings.
The Audit Committee’s primary purpose is to assist the Board in its oversight of the accounting and financial reporting processes of the Corporation. The Audit Committee operates pursuant to a charter that was last amended and restated by the Board on December 19, 2007 and is included as Annex A.
Audit Committee Financial Experts
The Board has determined that Frederic V. Salerno and William J. Teuber Jr. are financial experts as defined by Item 407(d)(5) of Regulation S-K under the 1934 Act, and are independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the 1934 Act. For a brief listing of Messrs. Salerno’s and Teuber’s relevant experience, please refer to the Board of Directors section.
Risk Management Committee
The Risk Management Committee consists of three or more members of the Board. The Risk Management Committee held 11 meetings during 2007. The purpose of the Risk Management Committee is to assist the Board in the monitoring of policies and procedures that measure, limit and manage the Corporation’s risks while seeking to maintain the effectiveness and efficiency of the operating and businesses processes. It also assists the Board in the review and approval of the Corporation’s risk management policies and processes.
Compensation Committee
The Compensation Committee consists of three or more members of the Board, each of whom the Board has determined has no material relationship with the Corporation and each of whom is otherwise independent under the Nasdaq’s director independence rules. The Compensation Committee held five meetings during 2007. The purpose of the Compensation Committee is to discharge the Board’s responsibilities (subject to review by the full Board) relating to compensation of the Corporation’s NEOs and to produce an annual report on executive compensation for inclusion in the Corporation’s proxy statement, in accordance with the rules and regulations of the SEC.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is or has been an officer or employee of the Corporation. No NEO of the Corporation served on any board of directors’ compensation committee of any other company for which any of the directors of the Corporation served as NEO at any time during 2007. Other than disclosed in the Other Relationships, Transactions and Events section, none of the members of the Compensation Committee had any relationship with the Corporation requiring disclosure under Item 404 of the SEC Regulation S-K.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee consists of three or more members of the Board, each of whom the Board has determined has no material relationship with the Corporation and each of whom is otherwise independent under Nasdaq’s director independence rules. The Corporate Governance and Nominating Committee held five meetings during 2007.

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The purpose of the Corporate Governance and Nominating Committee is as follows:
•	identify and recommend individuals to the Board for nomination as members of the Board and its committees;

•	identify and recommend individuals to the Board for nomination as CEO of the Corporation;

•	identify and recommend individuals to the Board for nomination as Chairman of the Corporation;

•	promote the effective functioning of the Board and its committees; and

•	develop and recommend to the Board a set of corporate governance principles applicable to the Corporation, and review these principles at least once a year.
NOMINATION OF DIRECTORS
Under the Corporation’s Corporate Governance Guidelines, the Board should, based on the recommendations of the Corporate Governance and Nominating Committee, select new nominees for the position of independent director considering the following criteria:
•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	current knowledge and contacts in the communities in which the Corporation does business and in the Corporation’s industry or other industries relevant to the Corporation’s business;

•	ability and willingness to commit adequate time to Board and committee matters;

•	the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Corporation; and

•	diversity of viewpoints, background, experience and other demographics factors.
The Corporate Governance and Nominating Committee will consider nominees recommended by stockholders. There are no differences in the manner in which the Corporate Governance and Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. The Corporate Governance and Nominating Committee did not receive any recommendation from stockholders for the Meeting.
Stockholders who wish to submit nominees for director for consideration by the Corporate Governance and Nominating Committee for election at the Corporation’s 2009 annual meeting of stockholders may do so by submitting in writing, prior to November 13, 2008, such nominees’ names and a brief description of the nominees’ judgment, skills, diversity, and experience with businesses and other organizations, to the Secretary of the Board of Directors (751) at Popular, Inc., 209 Muñoz Rivera Avenue, Hato Rey, Puerto Rico, 00918.
At its February 2, 2008 meeting, the Corporate Governance and Nominating Committee approved the nominations of María Luisa Ferré, Frederic V. Salerno, and William J. Teuber Jr. as Class 3 directors for election at the Meeting.
CODE OF ETHICS
The Board has adopted a Code of Ethics (the “Code”) to be followed by the Corporation’s employees, officers (including the CEO, Chief Financial Officer and Corporate Comptroller) and directors to achieve conduct that reflects the Corporation’s ethical principles. Certain portions of the Code deal with activities of directors, particularly with respect to transactions in the securities of the Corporation and potential conflicts of interest. Directors, NEOs, executive officers and employees are required to be familiar with and comply with the Code. The

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Code provides that any waivers for NEOs, executive officers, or directors may be made only by the independent members of the Board and must be promptly disclosed to the stockholders. During 2007, the Corporation did not receive nor grant any request from directors, NEOs, or executive officers for waivers under the provisions of the Code. The Code was last amended on August 15, 2007 and is available on the Corporation’s website, www.popular.com. We will post on our website any amendments to the Code or any waivers to the Chief Executive Officer, Chief Financial Officer, Corporate Comptroller or directors.
NAMED EXECUTIVE OFFICERS
The following information sets forth the names of the NEOs of the Corporation, including their age, business experience and directorships during the past five years, and the period during which each such person has served as NEO of the Corporation.

Richard L. Carrión, age 55 Chairman, President, and CEO of the Corporation since 1990. For additional information, please refer to the Nominees for Election as Directors and other Directors section.

David H. Chafey Jr., age 54

Senior Executive Vice President of the Corporation since 1997. President of the Bank since 2004. Supervisor of the Bank’s Retail Banking Group from 1996 through 2004. Senior Executive Vice President of Popular International Bank, Inc. since 1999 and Popular North America, Inc. since 2000, directly and indirectly wholly-owned subsidiaries of the Corporation. Director of the Bank and other directly or indirectly wholly-owned subsidiaries of the Corporation. Chairman and President of Puerto Rico Investors Tax-Free Fund, Inc. I, II, III, IV, V, VI, of Puerto Rico Tax-Free Target Maturity Fund, Inc. I and II and of Puerto Rico Investors Flexible Allocation Fund since 1999. Member of the San Jorge Children’s Foundation, Inc. since 1998. Director of Visa International since 2004 and of Visa International for the Caribbean and Latin America since 1999. Member of the Advisory Committee of Colegio San Ignacio since 2005. Member of the Board of Trustees of Fairfield University since 2006.

Jorge A. Junquera, age 59

Senior Executive Vice President of the Corporation since 1997. Chief Financial Officer of the Corporation and the Bank and Supervisor of the Financial Management Group of the Corporation since 1996. President and Director of Popular International Bank, Inc., a direct wholly-owned subsidiary of the Corporation, since 1996. Director of the Bank until 2000 and from 2001 to present. President of Banco Popular, National Association since 2001. Director of Popular North America since 1996 and of other indirectly wholly-owned subsidiaries of the Corporation. Director of YMCA since 1988. Director of La Familia Católica por la Familia en las Américas since 2001. Director of Kings College since 2003.

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Roberto R. Herencia, age 48

Executive Vice President of the Corporation since 1997. President and Director of Banco Popular North America since 2001. President and Director of Popular North America, Inc. since 2007 and 2000, respectively. Director of Banco Popular Foundation, Inc. since 2005. Trustee of the Museum of Science and Industry (Chicago, Illinois) since 2002 and Le Moyne College (Syracuse, New York) since 2002. Director of Junior Achievement of Chicago since 2003, Operation HOPE, Inc. in Los Angeles, California, since 2004, The Economic Club of Chicago since 2005, The Executive Club of Chicago since 2006 and New America Alliance since 2004. Member of De Paul University’s College of Commerce Advisory Council since 2003.

Amílcar L. Jordán, age 46

Executive Vice President of the Corporation since 2004. Supervisor in charge of the Corporate Risk Management Group since 2004. Senior Vice President and Comptroller of the Corporation from 1995 to 2004. Director of March of Dimes, Puerto Rico Chapter, since 2005.

Tere Loubriel, age 55

Executive Vice President of the Corporation since 2001. Supervisor in charge of the Corporate People, Communications and Planning Group since 2004. Director of Banco Popular Foundation, Inc. since 2005. Member of the Board of Trustees of Fundación Banco Popular, Inc. since 2006. Supervisor of Human Resources from 2000 through 2004.

Brunilda Santos de Álvarez, age 49

Executive Vice President of the Corporation since 2001. Chief Legal Officer of the Corporation since 1997. Secretary of the Board of Directors of Popular North America, Inc., and other directly or indirectly wholly-owned subsidiaries of the Corporation. Assistant Secretary of the Board of Directors of the Corporation and the Bank since 1994. Member of the Board of Regents and of the Board of Directors of Colegio Puertorriqueño de Niñas since 2005 and 2002, respectively. Member of the Board of Governors Georgetown University Alumni Association since 2007.

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Félix M. Villamil, age 46

President and Director of EVERTEC, Inc. since 2004. Executive Vice President of the Corporation since 2002. Supervisor of the Bank’s Operations Group from 2002 through 2004. President of the Board of Big Brothers Big Sisters of Puerto Rico since 2003.

Samuel T. Céspedes, age 71

Secretary of the Board of Directors of the Corporation and the Bank since 1991. Senior Counsel of the law firm McConnell Valdés since 2003. Sole stockholder of Samuel T. Céspedes P.S.C. since 2005. Director and stockholder of Comunicaciones Troncalizadas de Costa Rica, S.A. since 1998. Secretary of the Board of Trustees and Counsel to the Puerto Rico Olympic Trust since 1992.

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FAMILY RELATIONSHIPS
Mr. Richard L. Carrión, Chairman of the Board, President and CEO of the Corporation, is the uncle of Mr. José R. Vizcarrondo, a director of the Corporation.
OTHER RELATIONSHIPS, TRANSACTIONS AND EVENTS
During 2007, the Corporation engaged, in the ordinary course of business, the legal services of the law firm, McConnell Valdés, of which Mr. Samuel T. Céspedes, Secretary of the Board of Directors of the Corporation and the Bank, is a Senior Counsel. The fees paid to McConnell Valdés for fiscal year 2007 amounted to approximately $719,000, which include approximately $78,000 paid by the Corporation’s clients in connection with commercial loan transactions. During 2007 the Corporation also engaged, in the ordinary course of business, the legal services of Pietrantoni Méndez & Álvarez LLP, of which Mr. Ignacio Álvarez and Mr. Antonio Santos, husband and brother, respectively, of Mrs. Brunilda Santos de Álvarez, Executive Vice President & Chief Legal Officer of the Corporation, are partners. The fees paid to Pietrantoni, Méndez & Álvarez LLP for fiscal year 2007 amounted to approximately $1,284,000, which include $429,000 paid by the Corporation’s clients in connection with commercial loan transactions and $50,000 paid by investment companies managed by the Bank. In addition, Pietrantoni Méndez & Álvarez LLP leases office space in the Corporation’s headquarters building, which is owned by the Bank, and engages Banco Popular de Puerto Rico as trustee of its retirement plan. During 2007, Pietrantoni Méndez & Álvarez LLP made lease payments to the Bank of approximately $889,000 and paid the Bank approximately $50,000 for its services as trustee. The engagement of the aforementioned law firms was approved by the Audit Committee as required by the Policy regarding the Approval Process for Related Party Transactions adopted by the Audit Committee of the Corporation on May 7, 2004 and amended on December 12, 2006 (the “Related Party Transactions Policy”).
In December 2005, the Bank entered into a commitment to contribute a total of $500,000 to the Fundación Luis A. Ferré during a period of five years in connection with the remodeling of the Ponce Museum of Art premises. The second payment in the amount of $100,000 was made in December 2007. María Luisa Ferré, a director of the Corporation, is the President and a Trustee of the foundation. During 2007, the Bank also made a contribution of $50,000 to the Fundación Luis A. Ferré in connection with the sponsorship of the Ponce Museum of Art Benefit Gala. These contributions were approved by the Audit Committee as required by the Related Party Transactions Policy.
In 2007, the Bank and EVERTEC, Inc. made contributions of $700,000 and $300,000, respectively, to Fundación Banco Popular, Inc. (the “Fundación”), a Puerto Rico not-for-profit corporation created to improve quality of life in Puerto Rico. Furthermore, during 2007 the Bank, the Corporation and EVERTEC, Inc. contributed approximately $632,000 to the Fundación in connection with the matching of employee contributions. The Fundación is the Bank’s philanthropic arm and provides a scholarship fund for employees’ children, and supports education and community development projects. Richard L. Carrión (Chairman, CEO and President of the Corporation), David H. Chafey Jr. (NEO of the Corporation), Tere Loubriel (NEO of the Corporation), and Manuel Morales Jr. (Director of the Corporation) are members of the Fundación’s Board of Trustees. The Bank appoints five of the nine members of the Board of Trustees. The remaining four trustees are appointed by the Fundación. The Bank also provides significant human and operational resources, including free use of office space, to support the activities of the Fundación. The Bank and the Puerto Rico employees of the Corporation (through voluntary personal donations) are the main source of funds of the Fundación.
During 2004, the Banco Popular Foundation, Inc. (“Banco Popular Foundation”), an Illinois not-for-profit corporation, was created to strengthen the social and economic well-being of the communities served by Banco Popular North America. The Banco Popular Foundation is Banco Popular North America’s philanthropic arm and provides support to charitable organizations for community development and education. During 2007, Banco Popular North America made a contribution to the Banco Popular Foundation of $62,478 and contributed $252,190 in connection with the matching of employee contributions. Richard L. Carrión (Chairman, CEO and President of the Corporation), Roberto R. Herencia and Tere Loubriel (both NEOs) are members of the board of directors of the Banco

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Popular Foundation. In addition, Messrs. Carrión and Herencia are officers of the Banco Popular Foundation. Banco Popular North America provides significant human and operational resources to support the activities of the Banco Popular Foundation.
Certain directors and NEOs have immediate family members who are employed by subsidiaries of the Corporation. The compensation of these family members is established in accordance with the pertinent subsidiary’s employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. Set forth below is information on those family members of directors and NEOs of the Corporation who are employed by the Corporation’s subsidiaries and received a total compensation in excess of $120,000 during 2007.
Two sons and a daughter in law of Francisco M. Rexach Jr., a director of the Corporation, are employed as Vice President of the Business Banking Division of the Bank, Project Coordinator of the Product Development area in the Card Products Division of the Bank, and as an Assistant Vice President of the Trust Division of the Bank, respectively, and received compensation during 2007 in the aggregate amount of $195,000. The son of Manuel Morales Jr., a director, is employed as Senior Vice President of the Ticketpop Networks Division of EVERTEC, Inc. He received compensation in the amount of approximately $255,000 during 2007. A brother of José R. Vizcarrondo, a director of the Corporation, and nephew of Mr. Richard Carrión, is employed as a Vice President in the Merchant Business Administration Division of the Bank and received compensation of approximately $198,000 during 2007. The son of Jorge A. Junquera, Senior Executive Vice President and Chief Financial Officer of the Corporation, is employed as an Assistant Vice President in the Corporate Finance and Advisory Services Division of the Bank and received compensation of approximately $172,000 during 2007. The disclosed amounts include payments of salary, bonus, incentives and the cash portion of the profit sharing plan. Other benefits and payments, such as the employer matching contribution under savings plans, did not exceed $13,000.
The Bank has had loan transactions with the Corporation’s directors and officers, and with their associates, and proposes to continue such transactions in the ordinary course of its business, on substantially the same terms, including interest rates and collateral, as those prevailing for comparable loan transactions with other people. The extensions of credit have not involved and do not currently involve more than normal risks of collection or present other unfavorable features.
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Board intends to retain the services of PricewaterhouseCoopers LLP as the independent public auditors of the Corporation for the year 2008. PricewaterhouseCoopers LLP has served as independent public auditors of the Bank since 1971 and of the Corporation since May 1991.
Neither the Corporation’s Certificate of Incorporation nor its By-Laws require that the shareholders ratify the selection of PricewaterhouseCoopers LLP as the Corporation’s independent auditors. If the shareholders do not ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but may nonetheless retain such independent auditors. Even if the selection is ratified, the Board and the Audit Committee in their discretion may change the appointment at any time during the year if they determine that such change would be in the best interest of the Corporation and its shareholders.
Representatives of PricewaterhouseCoopers LLP will attend the Meeting and will be available to respond to any appropriate questions that may arise; they will also have the opportunity to make a statement if they so desire.
The ratification of the selection of PricewaterhouseCoopers LLP as the Corporation’s auditors requires the affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on that matter.
The Board recommends that you vote FOR the ratification of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2008.

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DISCLOSURE OF AUDITORS’ FEES
The following is a description of the fees billed to the Corporation by PricewaterhouseCoopers LLP for the years ended December 31, 2007 and 2006:

	December 31,

	2007		2006
Audit Fees	$4,462,593		$3,486,500

Audit-Related Fees	1,094,753	(a)	754,000	(a)

Tax Fees	150,000	(b)	150,000	(b)

All Other Fees	56,000	(c)	56,000	(c)

	$5,763,346		$4,446,500

(a)  Includes fees for assurance services such as audits of pension plans, compliance related audits, accounting consultations and SAS 70 reports.
(b)  Includes fees associated with tax return preparation and tax consulting services.
(c)  Includes software license fees.
The Audit Committee has established controls and procedures that require the pre-approval of all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP or another firm. The Audit Committee may delegate to one or more of its members the authority to pre-approve any audit or permissible non-audit services. Under the pre-approval controls and procedures, audit services for the Corporation are negotiated annually. In the event that any additional audit services not included in the annual negotiation or permissible non-audit services are required by the Corporation, a proposed engagement letter is obtained from the auditor and evaluated by the Audit Committee or the member(s) of the Audit Committee with authority to pre-approve auditor services. Any decisions to pre-approve such audit and non-audit services and fees are to be reported to the full Audit Committee at its next regular meeting. The Audit Committee has considered that the provision of the services covered by this paragraph is compatible with maintaining the independence of the independent registered public accounting firm of the Corporation. During 2007, all auditor fees were pre-approved by the Audit Committee.
AUDIT COMMITTEE REPORT
In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements of the Corporation for the fiscal year ended December 31, 2007 with management and PricewaterhouseCoopers LLP, the Corporation’s independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” Finally, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, as amended, “Independence Discussion with Audit Committees”, has considered whether the provision of non-audit services by the independent registered public accounting firm to the Corporation is compatible with maintaining the auditors’ independence, and has discussed with the independent registered public accounting firm its independence from the Corporation and its management. These considerations and discussions, however, do not assure that the audit of the Corporation’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), that the financial statements are presented in accordance with Generally Accepted Accounting Principles (“GAAP”) or that the Corporation’s registered public accountants are in fact “independent.”

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As set forth in the Audit Committee Charter, the management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation’s financial statements. Furthermore, management and the Internal Audit Division are responsible for maintaining appropriate accounting and financial reporting principles and policies, and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. PricewaterhouseCoopers LLP is responsible for auditing the Corporation’s financial statements and expressing an opinion as to their conformity with GAAP in the United States of America.
The members of the Audit Committee are not engaged professionally in the practice of auditing or accounting and are not employees of the Corporation. The Corporation’s management is responsible for its accounting, financial management and internal controls. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures to set auditor independence standards.
Based on the Audit Committee’s consideration of the audited financial statements and the discussions referred to above with management and the independent registered public accounting firm, and subject to the limitations on the role and responsibilities of the Audit Committee set forth in the Charter and those discussed above, the Committee recommended to the Board that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.
Submitted by:
Frederic V. Salerno (Chairman)
Juan J. Bermúdez
Francisco M. Rexach Jr.
William J. Teuber Jr.
EXECUTIVE COMPENSATION PROGRAM
REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with management and, based on the review and discussions, the Committee recommended to the Board that this CD&A be included in this Proxy Statement.
Submitted by:
Francisco M. Rexach Jr. (Chairman)
Juan J. Bermúdez
María Luisa Ferré
William J. Teuber Jr.
COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee
Members and Role
The Compensation Committee establishes the Corporation’s general compensation philosophy and oversees the compensation program for the Corporation’s executive officers, including the NEOs. The Committee has four members, each of whom:
•	has no material relationship with the Corporation or any of its subsidiaries;

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•	is otherwise independent under the director independence rules of Nasdaq; and
•	is not an officer or employee of the Corporation or any of its subsidiaries.
The Compensation Committee acts pursuant to a written charter adopted on November 12, 2003, which is available on the Corporation’s website at www.popular.com. Under its charter, the Compensation Committee:
•	reviews and approves the corporate goals and objectives related to the CEO’s compensation;
•	conducts the CEO’s annual performance review;
•	establishes the CEO’s compensation based on the annual performance review;
•	annually reviews the performance of other NEOs with the CEO;
•	reviews and approves NEOs’ compensation programs;
•	recommends to the Board incentive compensation plans and equity-based plans in which NEOs participate; and
•	reviews and approves any severance or similar termination payments proposed to be made to any of the NEOs.
Meetings
Each Compensation Committee meeting has an established agenda and the topics discussed follow an annual calendar set by the Committee Chair, after consultation with management. Additional discussion topics related to external or internal events are added to the agenda as they arise. The Compensation Committee receives and reviews materials in advance of each of its meetings, including information on management’s analyses and recommendations. Depending on the meeting’s agenda, materials may include:
•	financial reports on year-to-date performance versus budget and comparisons to prior year performance;
•	calculations and reports on levels of achievement of individual and corporate performance objectives;
•	reports on the Corporation’s strategic objectives and budget for future periods;
•	information on the NEOs’ stock ownership and option holdings;
•	tally sheets setting forth the NEOs’ total compensation, including base salary, cash incentives and equity awards;
•	information regarding compensation programs and compensation levels at peer groups of companies;
•	information on succession for key executive positions, including NEOs; and
•	reports on human resources matters such as workforce compositions, turnover, total compensation, and training and development.
During 2007, the Compensation Committee met on five occasions. The CEO and members of the Corporate People Division attended portions of the meetings, where they presented background information, reports and proposals supporting the Corporation’s strategic objectives, and answered questions posed by the Compensation Committee members. All discussions on decisions involving CEO compensation were made in executive session.

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Process
In approving the compensation program for NEOs, the Compensation Committee considers pay levels and programs at comparable financial institutions, the Corporation’s short and long-term financial performance, and the available means to continue developing a strong relationship among executive performance, compensation and shareholder returns.
Although the Compensation Committee exercises its independent judgment in reaching compensation decisions, it utilizes the advice provided by the Corporate People Division, the Chief Legal Officer, the Corporate Comptroller and the CEO in assessing, designing and recommending compensation programs, plans and awards for NEOs. In particular,
•	the Corporate People Division, with guidance and advice from external consultants, proposes the design and modifications to the NEO compensation programs, plans and awards;
•	the Chief Legal Officer counsels on legal matters regarding compensation programs;
•	the Corporate Comptroller evaluates and advises on the programs’ accounting and tax implications; and
•	the CEO works with the Compensation Committee in establishing individual and corporate performance objectives and targets for NEOs, and in reviewing the appropriateness of the financial measures used in incentive plans and the degree of difficulty in achieving specific performance targets.
The CEO and the Compensation Committee also review the compensation programs to see that they are aligned with the Corporation’s strategic objectives and diversification strategies.
Benchmarking
The Corporation periodically assesses the competitiveness of its pay practices for NEOs through internal staff research and external studies conducted by executive compensation consultants. Internal staff analyzes publicly available information (e.g., proxies and executive compensation data provided by sources such as SNL Financial, Watson Wyatt, Hewitt Associates and Hay Group). The Corporation also takes into consideration executive compensation information from leading financial institutions in its headquarters market of Puerto Rico.
In addition, the Corporation compares itself against a peer group of publicly-traded regional banks of comparable size and scope of financial services. This peer group includes the following companies: Comerica Incorporated, M&T Bank Corporation, Marshall & Ilsley Corporation, Union BanCal Corporation, Zions Bancorporation, Huntington Bancshares, Inc. and Synovus Financial Corp. As of December 31, 2006, those institutions had year-end median assets of $50 billion and net income of $684 million, return on average assets of 1.51% and return on average equity of 15.04%. During that period, the Corporation had year-end median assets of $47 billion and net income of $358 million, return on average assets of 0.74% and return on average equity of 9.56%.
The Corporation uses peer group information as a point of reference in assessing the competitiveness of the executive compensation program. This means that the Compensation Committee sets compensation levels so that NEO compensation falls generally within the desired range of comparative pay of the peer group companies when the Corporation achieves the targeted performance levels. An individual’s relative compensation with respect to the peer group may vary according to a number of circumstances, including such individual’s qualifications and performance as assessed by the Compensation Committee. Peer group financial performance is also considered when establishing the return on equity goals in the performance share component of the Corporation’s long-term incentive program, each described below.

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Objectives of the Executive Compensation Program
The Corporation’s long-standing total compensation philosophy is designed to provide higher pay for superior performance, which the Corporation feels is consistent with the goal of building long-term value for shareholders. The compensation program’s goals are to:
•	motivate high levels of individual performance, coupled with increased shareholder returns;
•	attract and retain seasoned executives at competitive pay levels;
•	reward contributions and results in attaining key operating objectives over which the executives have control or influence; and
•	promote teamwork and collaboration among the executive team.
The compensation analysis begins with a review of the Corporation’s strategic objectives and business plans, followed by an analysis of each NEO’s scope of responsibility, market competitive assessments of comparable positions at peer companies, and the relationship between pay and performance (i.e., degree of achievement of the Corporation’s short-term results and long-term growth objectives). The Corporation evaluates whether its compensation programs meet the Corporation’s goals by monitoring engagement and retention of executives, and by assessing the relationship between performance and actual payouts.
Elements of Incentive Compensation
The compensation program for the Corporation’s NEOs consists of base salary and performance-based incentive compensation in the form of cash incentives, as well as grants of restricted stock and performance shares.
Base Salary
Base salaries are generally designed to be competitive with comparable positions in peer group companies in order to attract and retain executives. Base salaries vary based on the Compensation Committee’s assessment of the NEO’s qualifications, experience, responsibilities, leadership potential, individual goals, performance and competitive pay practices. Base salaries are reviewed annually, but are not necessarily increased.
In an effort to underscore the Corporation’s cost reduction and efficiency initiatives and objectives, in 2005 the Compensation Committee supported the CEO’s request to reduce his base salary by 10% effective September 2005. The CEO’s base salary was not increased in 2006 or 2007 and will remain unchanged in 2008. Also, in support of these initiatives and objectives, effective January 2006, Mr. Chafey accepted a 10% base salary reduction and all other NEOs accepted a 5% base salary reduction. Their base salaries remained unchanged in 2007 for the reasons stated above.
In January 2008, the Compensation Committee reviewed NEO base salaries and established base salary increases for NEOs other than the CEO (shown in the table below). The Compensation Committee determined that such increases were warranted in order to remain market-competitive and recognize the evolution of certain leadership roles in recent years. While market survey data indicates that top executive base pay has increased an average of approximately 5% annually since 2005, the Corporation’s NEOs have remained at reduced salary levels for an extended period of time as described above. The base pay adjustments granted by the Compensation Committee to the NEOs, except the CEO, seek to restore the reductions that have been in effect since January 2006.

23 POPULAR, INC. 2008 PROXY STATEMENT

In addition, in the case of Mr. Jordán and Ms. Santos de Álvarez, the Compensation Committee incorporated a base pay adjustment to maintain base pay competitive with comparable positions at the Corporation’s peer institutions, as identified in the previous section titled Benchmarking. In approving the base pay increases, the Committee also took into consideration the evolution of their roles during the past five years in terms of increasing scope, complexity and regulatory impact. Mr. Villamil’s base pay adjustment recognized the increase in size, scope and profitability of EVERTEC since its inception in 2004.
The 2008 increased base pay approved by the Compensation Committee is:

Jorge A. Junquera	$565,950

David H. Chafey Jr.	767,250

Roberto R. Herencia	514,500

Félix M. Villamil	400,000

Amílcar L. Jordán	400,000

Brunilda Santos de Álvarez	400,000
No base pay increase was approved for Ms. Loubriel since she is retiring in March 2008.
Performance-based Incentive Compensation
NEOs qualify for short and long-term incentives if they meet the individual and business performance objectives and targets set at the beginning of each year by the Compensation Committee. The Committee considers the Corporation’s strategic objectives and diversification strategies, and sets the threshold, target and maximum performance levels such that the relative difficulty of achieving the target level is consistent from year to year.
•	Threshold – performance improvement that is likely to be achieved
•	Target – significant incremental performance improvement that has a reasonable likelihood of being achieved
•	Maximum – superior performance which significantly exceeds expectations and may be considered industry-leading
In 2006 and 2007 the Corporation did not reach the pre-established threshold performance level. Between 2002 and 2005, the Corporation achieved the maximum performance level on one occasion, while in the other three years the results ranged between 101% and 103% of target.
Short-Term Incentive
The short-term cash incentive is designed to reward achievement of annual profit goals. The Corporation measures actual after-tax net income performance (excluding extraordinary items) against goals established at the beginning of the fiscal year. The short-term cash incentive reflects the financial performance goals according to each NEO’s degree of control or influence over the Corporation’s and individual business unit results, as well as strategic and personal objectives, as detailed in the tables below. Management and the Compensation Committee believe that the established framework leads executives to focus appropriately on the achievement of both quantitative and qualitative goals.

24 POPULAR, INC. 2008 PROXY STATEMENT

For the 2007 short-term cash incentive, the CEO had a target of 100% of salary with a maximum of 150%, provided all objectives were met, as outlined in the following table:

Net Income	Incentive as % of Base
Goal/Achievement	Pay

Corporate Net Income

< Threshold	0%

Threshold (90%)	40%

Target (100%)	85%

Maximum (110% +)	135%

Strategic and Personal	15%

Total (Target)	100%
The other NEOs had a target short-term cash incentive for 2007 of 100% of base pay with a maximum of 140%, provided all objectives were met, as outlined in the following table:

	Business Unit Leaders	Corporate Area Leaders
Net Income Goal/Achievement	(David H. Chafey Jr.,	(Jorge A. Junquera, Tere Loubriel,
	Roberto R. Herencia,	Amílcar L. Jordán, Brunilda
	Félix M. Villamil)	Santos de Álvarez)

Corporate Net Income

< Threshold	0%	0%

Threshold (90%)	20%	35%

Target (100%)	40%	70%

Maximum (110% +)	60%	110%

Business Unit Net Income
< Threshold	0%	-

Threshold (90%)	20%	-

Target (100%)	40%	-

Maximum (110% +)	60%	-

Strategic and Personal	20%	30%

Total (Target)	100%	100%
As noted, the CEO’s short-term incentive is primarily driven by the Corporation’s financial results, with additional strategic and personal components that are approved by the Compensation Committee. However, 2007 was a very difficult year for the Corporation’s business in the United States, Popular North America, Inc., and its results of operations for 2007 was considerably below the pre-established threshold. This was mainly due to losses suffered as a result of extremely difficult mortgage and credit markets, Popular Financial Holdings, Inc. restructuring plans and loan recharacterization transaction and the restructuring plan at E-LOAN, Inc. which led to goodwill and trademark impairments. Popular North America’s financial difficulties had a significant impact on the Corporation’s results of operations. The Corporation experienced a 2007 net loss of approximately $64.5 million and, therefore, did not reach the minimum performance threshold of approximately $344 million of net profit. The Compensation Committee did not award a short-term incentive to the CEO.

25 POPULAR, INC. 2008 PROXY STATEMENT

The short-term incentive for the other NEOs is primarily driven by financial results of the Corporation and, if applicable, their respective business units. There is a strategic and personal portion recommended by the CEO and approved by the Compensation Committee, corresponding to a maximum of 20% for business unit leaders and 30% for corporate area leaders. Potential and actual awards to NEOs, other than the CEO, are summarized on the following table:
Performance goals in $ thousands of net income
awards expressed as % of base pay

							Brunilda
	David H.	Félix M.	Roberto R.	Jorge A.	Tere Loubriel	Amílcar L.	Santos de
	Chafey Jr.	Villamil	Herencia	Junquera		Jordán	Álvarez

					Popular, Inc.’s
					EVP People,	Popular, Inc.’s	Popular, Inc.’s
	BPPR and		Popular North	Popular, Inc.’s	Comm. and	EVP Risk	Chief Legal
	Subsidiaries	EVERTEC	America	CFO	Planning	Management	Officer

Corporate Performance

Threshold	$344,018	$344,018	$344,018	$344,018	$344,018	$344,018	$344,018

Target	$382,242	$382,242	$382,242	$382,242	$382,242	$382,242	$382,242

Actual	$(64,493)	$(64,493)	$(64,493)	$(64,493)	$(64,493)	$(64,493)	$(64,493)

Award	0%	0%	0%	0%	0%	0%	0%

Business Unit Performance

Threshold	$310,485	$29,005	$52,934

Target	$344,984	$32,228	$58,816	---------- Not Applicable ----------

Actual	$327,282	$31,284	$(467,758)

Award	30%	34%	0%

Strategic & Personal

Maximum Opportunity	20%	20%	20%	30%	30%	30%	30%

Award	20%	18%	10%	25%	25%	25%	25%

Total Short-Term Incentive

	50%	52%	10%	25%	25%	25%	25%

	$346,870	$153,326	$49,000	$134,750	$79,625	$73,500	$73,500
The Compensation Committee based the achievement of strategic and personal goals for the NEOs, other than the CEO, on the following considerations:
•	Mr. Chafey was granted 20% (out of 20%) for achieving in Banco Popular de Puerto Rico and its subsidiaries, under a difficult economic environment, increases in 8 out of 9 market share categories; utilizing effective cost efficiency measures to counteract the negative income impact of increases in the loan loss provision; increasing employee engagement; increasing community involvement; and, in general, demonstrating excellent leadership practices.

•	Mr. Villamil was granted 18% (out of 20%) because, under his leadership, EVERTEC, Inc. increased revenues, net income and transaction volume despite a recession in its main market (Puerto Rico) and an increase in

26 POPULAR, INC. 2008 PROXY STATEMENT

competitive pressures in all regions. EVERTEC also achieved outstanding community involvement with the highest participation rate in the Fundación Banco Popular, Inc. and in several community activities.

•	Mr. Herencia was granted 10% (out of 20%) for integrating Banco Popular North America, Popular Financial Holdings and E-LOAN into one management entity, Popular North America, and executing several difficult strategic initiatives aimed at improving the deteriorating profitability resulting from the subprime crisis, the ongoing decline in the real estate market and the credit liquidity crisis.

•	Mr. Junquera, Ms. Loubriel, Ms. Santos de Álvarez and Mr. Jordán were granted 25% (out of 30%) for their significant contributions in their specific areas of expertise (Finance, People and Communications, Legal and Risk Management, respectively) to the numerous complex strategic initiatives and restructurings that took place during 2007. Community involvement in all their groups was strong.
Long-Term Incentive
The Corporation’s Long-Term Incentive program seeks to align executive performance with the long-term profitability and maximization of the use of shareholder capital. Service-vested restricted stock is used to promote continuity and retention of key talent over time, whereas performance shares are used to reward sustained improvements in the Corporation’s use of capital and long-term value creation.
Restricted stock awards are funded based on the Corporation’s achievement of annual net income goals. The CEO’s target for restricted stock was a grant with an amount equal to 100% of base salary with a maximum of 125%. The other NEOs had a target grant with an amount equal to 50% of base salary with a maximum of 65%. Neither the CEO nor any other NEO received restricted stock awards for 2007 performance since the Corporation’s after-tax net income goal was significantly below the threshold of $344 million.
In January 2007 the Compensation Committee approved, based on recommendations by executive compensation consultant Hewitt Associates (“Hewitt”), an increased performance-based focus for the long-term incentive that reflects practices at leading U.S. financial institutions and strengthens the link between NEO performance and shareholder returns. Performance shares substituted approximately one-half of the value that was formerly delivered entirely in service-vested restricted stock. Awards are contingent upon the achievement of future financial goals, namely the Corporation’s average three-year return on equity (“ROE”). Performance is measured over a period of three consecutive years.
The first performance cycle is 2007-2009, with possible awards ranging from 50% to 200% of each NEO’s target award (set forth in the Grants of Plan-Based Awards Table), based on the Corporation’s average three-year ROE performance. The Corporation set the average 2007-2009 ROE target at 14%. ROE targets were approved by the Compensation Committee taking into consideration the Corporation’s projected financial performance, as well as the ROE of peer financial institutions. Based on the Corporation’s negative ROE in 2007, it is not anticipated that the Corporation will achieve the three-year average ROE threshold for this award and, accordingly, it is not accruing compensation costs for this incentive component.
Personal Benefits and Perquisites
Personal benefits and perquisites do not constitute a significant portion of the NEOs’ compensation. Such benefits are periodically reviewed based on market trends and regulatory developments. Perquisites, such as the use of company-owned automobiles, club memberships, periodic comprehensive medical examinations and personal tickets to events sponsored by the Corporation or its subsidiaries, are offered on a limited basis to NEOs.
In addition, the Corporation owns a corporate aircraft, which is used by the CEO primarily for business purposes. The CEO’s use of the corporate aircraft provides several business benefits to the Corporation, as it ensures the personal safety and accessibility of the CEO and maximizes his availability for the Corporation’s business.

27 POPULAR, INC. 2008 PROXY STATEMENT

The Corporation also owns an apartment in New York City, which is used by the CEO primarily for business purposes during his frequent visits to New York for company-related affairs.
For detailed information about the personal benefits and perquisites refer to the Summary Compensation Table.
Tax Deductibility of Executive Compensation
As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the U.S. Internal Revenue Code, which provides that the Corporation may not deduct compensation of more than $1,000,000 that is paid to certain individuals. However, the Section 162(m) limitation does not apply to compensation that qualifies as “performance-based” under U.S. federal tax law. It is the Committee’s intention to have applicable compensation payable to our NEOs generally qualify as performance-based and to be deductible for U.S. federal income tax purposes, unless there are valid compensatory reasons for paying non-deductible amounts in order to ensure competitive levels of total compensation.
In addition, for NEOs resident in Puerto Rico, compensation is deductible for income tax purposes if it is reasonable in the view of the Corporation. It is the Committee’s intention to have compensation paid to our NEOs resident in Puerto Rico be deductible, unless there are valid compensatory reasons for paying non-deductible amounts in order to ensure competitive levels of total compensation.
Stock Ownership/Retention Requirements
The Corporation has stock ownership requirements that apply to NEOs, which have been in effect since January 1, 2005. The CEO is required to own the Common Stock amounting to at least five times his base salary. Other NEOs are required to own Common Stock amounting to at least three times their base salary. For purposes of determining stock ownership under the guidelines, ownership shares are made up of shares purchased in the open market; shares jointly owned with or separately by spouse and/or children; shares held in the Savings and Investment Plan (401(k) or 1165(e) Plans); shares purchased through the 2001 Stock Option Plan; NEOs non-qualified deferred share awards; vested restricted stock; and shares of the Corporation’s Common Stock held in a trust established for estate and/or tax planning purposes that is revocable by the NEOs and/or the NEOs’ spouse.
NEOs who have worked for the Corporation for more than five years must comply with their stock ownership requirements within three years of the first day of the year following their appointment to a position subject to the requirements. Those who have worked for the Corporation for less than five years must achieve compliance within five years of the first day of the year following their appointment to a position subject to the requirements. If an NEO’s requirement changes because of a promotion, a three-year period is granted to achieve the new requirement. Once the requirement is achieved, the corresponding ownership level must be maintained for as long as the NEO is subject to the stock ownership requirements. Failure to meet the stock ownership requirements within the appropriate timeframe may result in the payment of future short-term incentive awards in the form of stock rather than cash. The stock ownership requirements are revised every five years.
As of December 31, 2007, all NEOs are in compliance with the Corporation’s stock ownership requirements.
EXECUTIVE COMPENSATION
The Corporation’s net income decreased from $540.7 million in 2005 to a net loss of $64.5 million in 2007. During that same period, the sum of cash compensation and long-term incentives granted to the NEOs (excluding termination-related payments) declined by 63%. The following Summary Compensation Table outlines cash compensation awarded, together with the accounting cost to the Corporation of previously granted equity awards, accrued pension benefits and other non-cash compensation. It is followed by an Earned Compensation table which details the cash compensation and long-term incentives actually granted for performance from 2005 through 2007.

28 POPULAR, INC. 2008 PROXY STATEMENT

SUMMARY COMPENSATION TABLE

							Change
						Non-Equity	in
Name and				Stock	Option	Incentive Plan	Pension	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Value	Compensation	Total
Position	Year	($) (a)	($) (b)	($) (c )	($) (d)	($) (e)	($) (f)	($) (g)	($)

Richard L. Carrión	2007	$741,600	$31,055	$951,337	-	$25,779	$465,180	$260,677	$2,475,628
Chairman,	2006	741,600	31,050	951,336	-	178,139	1,124,121	267,960	3,294,206
President and CEO	2005	776,667	30,145	941,503	-	754,593	639,554	350,986	3,493,448

Jorge A. Junquera	2007	539,000	22,638	-	-	153,487	(67,588)	55,096	702,633
Senior Executive	2006	539,000	22,633	7,510	-	156,423	439,466	74,266	1,239,298
Vice President and CFO	2005	550,000	23,087	567,593	$590,919	612,087	645,440	74,007	3,063,133

David H. Chafey Jr.	2007	697,500	29,198	359,411	-	374,694	757,508	81,197	2,299,508
Senior Executive	2006	697,500	29,193	359,411	468,002	434,474	1,089,836	93,249	3,171,665
Vice President	2005	750,000	31,375	355,997	203,493	851,851	1,204,097	93,061	3,489,874

C.E. (Bill) Williams†	2007	110,255	-	-	-	-	-	1,239,838	1,350,093
Executive Vice	2006	403,750	-	5,804	-	-	-	70,900	480,454
President	2005	425,000	-	424,999	-	-	-	70,900	920,899

Roberto R. Herencia	2007	490,000	20,697	141,378	132,560	68,547	190,349	46,352	1,089,883
Executive Vice	2006	490,000	20,491	134,434	156,840	257,160	346,300	40,224	1,445,449
President	2005	500,000	20,905	70,170	162,794	549,311	463,374	70,886	1,837,440

Tere Loubriel	2007	318,500	13,416	207,074	-	90,697	175,138	24,804	829,629
Executive Vice	2006	318,500	13,411	207,074	151,905	88,060	593,176	28,442	1,400,568
President	2005	325,000	13,677	204,856	150,267	361,688	694,115	31,277	1,780,880

Félix M. Viliamil	2007	294,000	12,330	68,064	75,090	165,054	77,944	25,103	717,585
Executive Vice	2006	294,000	12,325	68,633	87,978	189,442	127,366	40,664	820,408
President	2005	300,000	12,570	34,609	84,988	359,769	124,935	34,521	951,392

Amílcar L. Jordán	2007	294,000	12,355	75,538	27,991	83,720	97,144	22,550	613,298
Executive Vice	2006	294,000	12,350	75,537	42,044	95,986	208,810	27,269	755,996
President	2005	300,000	12,595	37,791	39,962	333,866	239,265	27,762	991,241

Brunilda Santos de	2007	294,000	12,330	80,656	74,565	83,720	16,211	19,609	581,091
Álvarez	2006	294,000	12,325	80,654	95,854	81,286	170,515	36,827	771,461
Executive Vice President	2005	300,000	12,570	51,805	91,571	333,866	231,820	30,364	1,051,996
† Pursuant to the terms of the “Resignation, Retirement and Transition Agreement” dated January 9, 2007, Mr. Williams terminated employment with Popular on March 31, 2007. Compensation shown in this table reflects payments for months worked, 401(k) match, and termination related payments.
(a) Includes salaries before deductions
(b) Includes Christmas bonus
(c) For 2006 and 2007, the threshold performance criteria established in the plan were not met; therefore no restricted stock awards were made for those years. The values shown in the table reflect the accounting compensation cost incurred during 2007 in accordance with SFAS 123(R) for equity awards earned in prior years. Since a portion of the equity awards vests upon termination of employment on or after attaining age 55 and 10 years of service (eligibility for unreduced benefits under the defined benefit plan), the costs are influenced by each NEO’s proximity to being eligible for retirement.
For all restricted stock awards to Mr. Carrión and the 2004 performance award for other NEOs, the restrictions lapse upon termination of employment on or after attaining age 55 and 10 years of service. Restrictions on the 2005 award for all NEOs except Mr. Carrión are as follows: 40% lapse upon termination of employment on or after attaining age 55 and 10 years of service, and the restrictions on the remaining 60% lapse in equal installments during the 5 years subsequent to the grant.

29 POPULAR, INC. 2008 PROXY STATEMENT

Performance shares were awarded in January 2007. However, because it is currently unlikely that the three-year threshold performance will be achieved, no costs have been accrued in accordance with SFAS 123(R).
(d) Stock options were granted to some executives between 2002 and 2004. The amounts in column (d) reflect the 2007
SFAS 123(R) accounting cost of these awards.
(e) Non-equity compensation includes the cash profit sharing and short-term cash incentive. The cash profit sharing is based on the achievement of return on equity goals. The short-term cash incentive is determined as a percentage of base pay using net income as the metric against which performance is measured. The details of the short-term cash incentive design are included in the Compensation Discussion and Analysis.
(f) Present values for changes in pension value were determined using year-end Statement of Financial Accounting Standard No. 87 “Employers’ Accounting for Pensions” (“SFAS 87”) assumptions with the following exception: payments are assumed to begin at the earliest possible retirement date at which benefits are unreduced. These vary for NEOs, depending on their initial employment date. For Mr. Villamil and Mrs. Santos de Álvarez, their earliest possible retirement age with unreduced benefits is the age of 60, for all other NEO the age to receive retirement benefits with no reductions is 55. Also, each NEO is assumed to continue employment until that NEO’s retirement date.
(g) All Other Compensation includes the Corporation’s match to savings plans for all executives, the change in value of retiree medical insurance coverage for executives with that future benefit and the value of all perquisites if the aggregate value exceeds $10,000. The following table identifies the perks received by those NEOs whose perks exceeded the aggregate value of $10,000:

	Richard L.	Jorge A.	David H.	C.E. (Bill)	Roberto R.
Types of Perquisites Received	Carrión	Junquera	Chafey Jr.	Williams	Herencia

Non Work-related Security	x

Company-Owned Vehicles	x	x	x	x	x

Country Club Memberships	x	x	x

Tickets to Sponsored Events	x	x	x

Physical Exam		x	x
The incremental cost to the Corporation for Mr. Carrión personal security was $145,350.
The incremental cost to the Corporation of company-owned vehicles for Mr. Carrión, Mr. Junquera, Mr. Chafey, Mr. Williams, and Mr. Herencia was $60,880, $16,216, $27,870, $24,178 and $36,000, respectively.
The Board has made it a requirement for Mr. Carrión to use the corporate aircraft even when traveling on personal business. The aggregate incremental cost to the Corporation for such use during 2007 was $54,104. This amount is fully reimbursed by Mr. Carrión to the Corporation so it was not included in the All Other Compensation figure.
Mr. Carrión’s responsibilities as CEO require frequent travel to New York City. For this purpose, the Corporation has had an apartment since 1987 that Mr. Carrión uses for business related trips. The cost of the apartment to the Corporation during 2007 was approximately $38,000. Since this apartment is primarily used for business purposes, this amount is not included as additional compensation.
The following table shows the Corporation’s match under the Puerto Rico Savings and Investment Plan and the Savings Plan of Popular companies in the United States described in the Post-Termination Compensation section:

30 POPULAR, INC. 2008 PROXY STATEMENT

Corporation’s Match to Savings Plan ($)

Richard L. Carrión	$34,497
Jorge A. Junquera	28,377
David H. Chafey Jr.	41,603
C.E. (Bill) Williams	4,410
Roberto R. Herencia	9,000
Tere Loubriel	16,770
Félix M. Villamil	19,193
Amílcar L. Jordán	16,067
Brunilda Santos de Álvarez	15,478
EARNED COMPENSATION TABLE
In order to illustrate the link between NEO pay and the negative trend in the Corporation’s 2005-2007 performance, the following table presents the cash compensation and long-term incentives actually granted (at market value on date of grant) for performance during that period.

Name	Year	Salary & Bonus ($)	Performance Incentives ($)	Stock Awards ($)	Total ($)

Richard L. Carrión	2007	$772,655	$25,779	–	$798,434
	2006	772,650	178,139	–	950,789
	2005	806,812	754,593	$1,459,666	3,021,071

Jorge A. Junquera	2007	561,638	153,487	–	715,125
	2006	561,633	156,423	–	718,056
	2005	573,087	612,087	557,511	1,742,685

David H. Chafey Jr.	2007	726,698	374,694	–	1,101,392
	2006	726,693	434,474	–	1,161,167
	2005	781,375	851,851	760,243	2,393,469

C.E. (Bill) Williams (1)	2007	110,255	–	–	110,255
	2006	403,750	–	–	403,750
	2005	425,000	–	430,804	855,804

Roberto R. Herencia	2007	510,697	68,547	–	579,244
	2006	510,491	257,160	–	767,651
	2005	520,905	549,311	506,829	1,577,045

Tere Loubriel	2007	331,916	90,697	–	422,613
	2006	331,911	88,060	–	419,971
	2005	338,677	361,688	329,439	1,029,804

Félix M. Villamil	2007	306,330	165,054	–	471,384
	2006	306,325	189,442	–	495,767
	2005	312,570	359,769	304,097	976,436

Amílcar L. Jordán	2007	306,355	83,720	–	390,075
	2006	306,350	95,986	–	402,336
	2005	312,595	333,866	304,097	950,558

Brunilda Santos de Álvarez	2007	306,330	83,720	–	390,050
	2006	306,325	81,286	–	387,611
	2005	312,570	333,866	304,097	950,533

(1)  Excludes the $1,211,250 termination related payment per the “Resignation, Retirement and Transition Agreement.”

31 POPULAR, INC. 2008 PROXY STATEMENT

GRANTS OF PLAN-BASED AWARDS
The following table outlines the non-equity and equity incentive awards opportunities in effect during the fiscal year 2007.

		Estimated Future Payouts Under Non-			Estimated Future Payouts Under Equity			All Other
		Equity Incentive Plan Awards(1)(2)			Incentive Plan Awards(3)			Stock	All Other
								Awards:	Option	Exercise
								Number	Awards:	or Base	Grant Date
								of Shares	Number of	Price of	Fair Value
								of Stock	Securities	Options	of Stock
		Threshold	Target	Maximum				of Units	Underlying	Awards	and Option
Name	Grant Date	($)	($)	($)	Threshold	Target	Maximum	(#)	Options (#)	($/SH)	Awards

Richard L. Carrión		$111,240	$741,600	$1,112,400
Restricted Stock ($)	24-Jan-07				$370,800	$741,600	$927,000
Performance Shares	24-Jan-07
(units)					20,762	41,523	83,046

Jorge A. Junquera		161,700	539,000	754,600
Restricted Stock ($)	24-Jan-07				$134,750	$269,500	$350,350
Performance Shares	24-Jan-07
(units)					7,545	15,090	30,180

David H. Chafey Jr.		139,500	697,500	976,500
Restricted Stock ($)	24-Jan-07				$174,375	$348,750	$453,375
Performance Shares	24-Jan-07
(units)					9,764	19,527	39,054

Roberto R. Herencia		98,000	490,000	686,000
Restricted Stock ($)	24-Jan-07				$122,500	$245,000	$318,500
Performance Shares	24-Jan-07
(units)					6,859	13,718	27,436

Tere Loubriel		95,550	318,500	445,900
Restricted Stock ($)	24-Jan-07				$79,625	$159,250	$207,025
Performance Shares	24-Jan-07
(units)					4,459	8,917	17,834

Félix M. Villamil		58,800	294,000	411,600
Restricted Stock ($)	24-Jan-07				$73,500	$147,000	$191,100
Performance Shares	24-Jan-07
(units)					4,116	8,231	16,462

Amílcar L. Jordán		88,200	294,000	411,600
Restricted Stock ($)	24-Jan-07				$73,500	$147,000	$191,100
Performance Shares	24-Jan-07
(units)					4,116	8,231	16,462

Brunilda Santos de		88,200	294,000	411,600
Álvarez
Restricted Stock ($)	24-Jan-07				$73,500	$147,000	$191,100
Performance Shares	24-Jan-07
(units)					4,116	8,231	16,462
(1) On January 24, 2007 the Compensation Committee established target awards expressed as a percentage of each NEO’s 2007 base salary and Corporation performance measures for the purpose of determining the amount payable for the year ended December 31, 2007. The amounts shown in the “Threshold” column assume that neither the Corporation nor the Business Units meet performance threshold, but the NEOs are awarded the maximum level for the strategic and personal portion of the incentive. However, this portion is not guaranteed as reflected in the awards paid in 2008 for 2007 performance.
(2) The actual short-term annual incentive awards for 2007 performance were as follows:

Short-Term Annual Incentive ($)

Richard L. Carrión	-
Jorge A. Junquera	$134,750
David H. Chafey Jr.	346,870
Roberto R. Herencia	49,000
Tere Loubriel	79,625
Félix M. Villamil	153,326
Amílcar L. Jordán	73,500
Brunilda Santos de Álvarez	73,500

32 POPULAR, INC. 2008 PROXY STATEMENT

(3) Given the Corporation’s below-threshold performance for 2007, no restricted stock awards were granted to NEOs. The performance share grant in the above table represents possible payouts based on the Corporation’s performance during a three-year period (2007-2009). However, because it is currently unlikely that the three-year threshold performance will be achieved, no costs have been accrued pursuant to SFAS 123(R).
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table sets forth certain information with respect to the value of all unexercised options and restricted stock previously awarded to the NEOs (based on the Corporation’s Common Stock price of $10.60 as of December 31, 2007).

Option Awards	Stock Awards

									Equity
								Equity	Incentive Plan
			Equity					Incentive	Awards:
			Incentive					Plan Awards:	Market or
			Plan Awards:					Number of	Payout Value
	Number of	Number of	Number of			Number of		Unearned	of Unearned
	Securities	Securities	Securities			Shares or	Market Value of	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			Units of	Shares or Units	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	of Stock That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not Vested	have Not	Have Not
Name	(#) Exercisable	(#) Unexercisable	Options (#)	Price ($)	Expiration Date	Vested (#)	($)	Vested (#)	Vested ($)

Richard L.	-	-	-	-	-	129,997	$1,377,967	20,762	$220,077
Carrión (1)

Jorge A.
Junquera	44,530	-	-	$14.42	2/14/2012	43,646	462,652	7,545	79,977
	55,050	13,762	-	16.75	3/13/2013	-	-	-	-
	40,819	27,213	-	24.05	1/16/2014	-	-	-	-

David H.
Chafey Jr.	50,602	-	-	14.42	2/14/2012	59,518	630,889	9,764	103,498
	62,557	15,639	-	16.75	3/13/2013	-	-	-	-
	46,385	30,923	-	24.05	1/16/2014	-	-	-	-

Roberto R.
Herencia	40,482	-	-	14.42	2/14/2012	39,679	420,593	6,859	72,705
	50,045	12,511	-	16.75	3/13/2013	-	-	-	-
	37,108	24,738	-	24.05	1/16/2014	-	-	-	-

Tere Loubriel
	22,771	-	-	14.42	2/14/2012	25,791	273,386	4,459	47,265
	28,150	7,038	-	16.75	3/13/2013	-	-	-	-
	20,873	13,915	-	24.05	1/16/2014	-	-	-	-

Félix M.
Villamil	13,786	-	-	14.42	2/14/2012	23,807	252,355	4,116	43,630
	21,269	5,317	-	16.75	3/13/2013	-	-	-	-
	25,512	17,008	-	24.05	1/16/2014	-	-	-	-

Amílcar L.
Jordán	15,031	-	-	14.42	2/14/2012	23,807	252,356	4,116	43,630
	10,648	2,662	-	16.75	3/13/2013	-	-	-	-
	7,784	5,190	-	24.05	1/16/2014	-	-	-	-

Brunilda
Santos de	22,771	-	-	14.42	2/14/2012	23,807	252,356	4,116	43,630
Álvarez	28,150	7,038	-	16.75	3/13/2013	-	-	-	-
	20,873	13,915	-	24.05	1/16/2014	-	-	-	-
(1) Mr. Carrión has not received stock option awards.

33 POPULAR, INC. 2008 PROXY STATEMENT

OPTION EXERCISES AND STOCK VESTED TABLE FOR 2007
The following table includes certain information with respect to the options exercised by the NEOs and the vesting of stock awards during 2007. No stock options were exercised by any of the Corporation’s NEOs during 2007.

	Option Awards		Stock Awards
	Number of Shares
	Acquired through	Value Realized on	Number of Shares	Value Realized on
Name	Exercise (#)	Exercise ($)	Acquired on Vesting (#)	Vesting ($) (1)

Richard L. Carrión	-	-	-	-
Jorge A. Junquera	-	-	3,177	$56,766
David H. Chafey Jr.	-	-	4,332	77,408
C.E. (Bill) Williams	-	-	2,455	43,865
Roberto R. Herencia	-	-	2,888	51,606
Tere Loubriel	-	-	1,877	33,544
Félix M. Villamil	-	-	1,733	30,963
Amílcar L. Jordán	-	-	1,733	30,963
Brunilda Santos de Álvarez	-	-	1,733	30,963
(1) Stock price used for vesting calculation was $17.87 (price of the Corporation’s Common Stock on January 22, 2007, vesting date).
POST-TERMINATION COMPENSATION
The Corporation offers comprehensive retirement benefits to all eligible employees, including NEOs. These retirement benefits are summarized below.
Puerto Rico
Retirement Plan
The Bank’s non-contributory, defined benefit retirement plan (“Retirement Plan”) is currently closed to new hires and to employees who as of December 31, 2005 were under 30 years of age or were credited with less than 10 years of benefit service (approximately 60% of plan participants). Inasmuch as by December 31, 2005 all NEOs were over 30 years of age and had more than 10 years of service with the Corporation, they still participate in the Retirement Plan. The Retirement Plan’s benefit formula is based on a percentage of average final compensation and years of service. Normal retirement age under the Retirement Plan is age 65 with five years of service and, in general, benefits are paid on the basis of a straight life annuity plus supplemental death benefits, and are not reduced for Social Security or other payments received by the participants. Pension costs are funded in accordance with minimum funding standards under the Employee Retirement Income Security Act of 1974 (“ERISA”). Benefits under the Retirement Plan are subject to the U.S. Internal Revenue Code limits on compensation and benefits.
Benefits under restoration plans restore benefits to select employees that are limited under the Retirement Plan due to U.S. Internal Revenue Code limits and a compensation definition that excludes amounts deferred pursuant to nonqualified arrangements. The Corporation has adopted two such Benefit Restoration Plans (“Restoration Plans”), whose benefits are equal to the amount that, when added to the benefits under the Retirement Plan, would be provided under the Retirement Plan had such IRS limits or exclusions from compensation not been in effect. The Restoration Plans do not offer credit for years of service not actually worked, preferential benefit formulas or accelerated vesting of pension benefits, beyond the provisions of the Retirement Plan. The restoration benefits of

34 POPULAR, INC. 2008 PROXY STATEMENT

employees who are residents of Puerto Rico are funded through one irrevocable trust. In addition, the Bank is contributing to an irrevocable trust to maintain a source of funds for payment of benefit restoration liabilities to all non-Puerto Rico resident participants.
Pension Benefits
The following table sets forth certain information with respect to the value of retirement payments under the Corporation’s retirement plans.

			Present Value of
		Number of Years of	Accumulated	Payments During
Name	Plan Name	Credited Service	Benefit ($) (a)	Last Fiscal Year ($)

Richard L. Carrión	Retirement Pension Plan		$1,099,441	-
		31.583
	Benefit Restoration Plan		4,753,824	-

Jorge A. Junquera	Retirement Pension Plan		1,041,709	-
		36.500
	Benefit Restoration Plan		4,262,855	-

David H. Chafey Jr.	Retirement Pension Plan		924,877	-
		27.333
	Benefit Restoration Plan		5,267,006	-

Roberto R. Herencia	Retirement Pension Plan		368,376	-
		16.667
	Benefit Restoration Plan		1,703,115	-

Tere Loubriel	Retirement Pension Plan		1,114,841	-
		29.750
	Benefit Restoration Plan		2,031,073	-

Félix M. Villamil	Retirement Pension Plan		249,002	-
		18.417
	Benefit Restoration Plan		394,736	-

Amílcar L. Jordán	Retirement Pension Plan		444,336	-
		21.083
	Benefit Restoration Plan		542,407	-

Brunilda Santos de	Retirement Pension Plan		399,537	-
Álvarez		22.333
	Benefit Restoration Plan		546,852	-
(a) Present values of pension benefits were determined using year-end SFAS 87 assumptions with the following exception: payments are assumed to begin at the earliest possible retirement date at which benefits are unreduced. These vary for NEOs, depending on their initial employment situation. For Mr. Villamil and Mrs. Santos de Álvarez, their earliest possible retirement age with unreduced benefits is the age of 60, while for all other NEOs the age to receive retirement benefits with no reductions is 55. Also, each NEO is assumed to continue employment until such retirement date.
Puerto Rico Savings and Investment Plan
The Popular, Inc. Puerto Rico Savings and Investment Plan allows Puerto Rico-based employees of the Corporation and its subsidiaries who have completed 30 days of service to voluntarily elect to defer up to 10% of their pre-tax total annual cash compensation and to contribute up to 10% of their after-tax total annual cash compensation. Both contribution levels are subject to maximum contribution limits as determined by applicable laws. Employees become vested 20% per year during the first five years of service. The Corporation matches 100% of the first three percent of total cash compensation contributed on a pre-tax basis by the participant, plus 50% of the next two percent contributed.

35 POPULAR, INC. 2008 PROXY STATEMENT

United States
Retirement Plan of Banco Popular North America
Effective April 1, 2007, the Corporation froze its non-contributory, defined benefit retirement plan, which covered substantially all salaried employees of Banco Popular North America (“BPNA”) hired before June 30, 2004. The Plan is in the process of termination. These actions were also applicable to the related plan that restored benefits to select employees that were limited under the retirement plan due to U.S. Internal Revenue Code limits and a compensation definition that excludes amounts deferred to nonqualified arrangements.
Savings Plan of Popular Companies in the United States
All regular U.S.-based employees of the Corporation’s subsidiaries are eligible to participate in a 401(k) plan upon completion of 30 days of service. Participants may defer up to the maximum amount permitted by applicable tax laws. The Corporation matches 100% of employee contribution up to four percent of the participant’s annual compensation.
Non-Qualified Deferred Compensation
The following table shows non-qualified deferred compensation activity and balances related to plans in which certain NEOs participate:

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contribution in	Contribution in	Earnings in	Withdrawals/	Balance at
Name	Last FY	Last FY	Last FY	Distributions	Last FYE

C.E. (Bill) Williams (a)	$-	$-	$(28,421)	$401,757	-

Roberto R. Herencia (b)	-	-	3,773	-	$110,679
(a) Activity in the Supplemental Employee Retirement Plan (“SERP”) and the Voluntary Deferral Plan sponsored by Popular Financial Holdings.
(b) Balances in the Restoration Plan covering deferred profit sharing. Balances are credited according to the performance of the S&P 500 Index.
Employment and Change-in-Control Agreements
The Corporation typically does not utilize employment agreements or change-in-control agreements. Nevertheless, the Corporation’s 2004 Omnibus Plan provides that in the event of a change of control of the Corporation, all outstanding options and stock appreciation rights become fully exercisable, and restrictions on outstanding restricted stock and restricted units lapse. In addition, outstanding long-term performance unit awards and performance share awards will be paid in full at target within 30 days of the change of control. Participants may opt to receive such payments in cash. The Compensation Committee may, in its discretion, provide for cancellation of each option, stock appreciation rights, restricted stock and restricted stock unit in exchange for a cash payment per share based upon the change of control price, which is the highest share price offered in conjunction with any transaction resulting in a change of control (or, if there is no such price, the highest trading price during the 30 days preceding the change of control event). Notwithstanding the foregoing, no acceleration of vesting or exercisability, cancellation, cash payment or other settlement occurs with respect to any option, stock appreciation rights, restricted stock, restricted unit, long-term performance unit award or performance share award if the Compensation Committee reasonably determines in good faith prior to the change of control that such awards will be honored or assumed or if equitable replacement awards will be made by a successor employer immediately following the change of control and that such awards will vest and payments will be made if a participant is involuntarily terminated without cause.

36 POPULAR, INC. 2008 PROXY STATEMENT

For purposes of the 2004 Omnibus Plan, “change of control” occurs in general if: (i) any “person” (within the meaning of Section 3(a)(9) of the 1934 Act and excluding the Corporation, its subsidiaries or any employee benefit plan sponsored or maintained by the Corporation or its subsidiaries) acquires direct or indirect ownership of 50% or more of the combined voting power of the then outstanding securities of the Corporation as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; or (ii) the stockholders of the Corporation approve (a) any consolidation or merger of the Corporation in which the Corporation is not the surviving corporation (other than a merger of the Corporation in which the holders of Common Stock immediately prior to the merger have the same or substantially the same proportionate ownership of the surviving corporation immediately after the merger), or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation to an entity which is not a wholly-owned subsidiary of the Corporation.
Payments Made Upon Termination of Employment
Regardless of the circumstances pursuant to which NEOs terminate their employment with the Corporation, they are entitled to receive certain amounts earned during their employment. Such amounts include:
•	Amounts contributed to the Corporation’s Savings and Investment Plan, including the vested portion of the employer-sourced funds.

•	Benefits accumulated under the Retirement Plan, including retiree medical and the Retirement Restoration Plan.

•	Awards under the Senior Executive Long-Term Incentive Plan granted in years 1997 — 1999 in the form of deferred stock.
Additional payments may be made if the termination is due to retirement:
•	Non-equity compensation awards earned for the time worked.

•	All restricted stock and stock options become fully vested at the time of retirement. Retirement is defined as termination of employment on or after attaining age 55 and completing 10 years of service except when termination is for cause.

•	For performance shares, based on the Corporation’s results during the performance cycle, a payment will be made at the end of the performance cycle.

•	All balances in the non-qualified deferred compensation plans.
If termination is due to resignation:
•	Vested stock options under the 2001 Stock Option Plan can be exercised for a period of 6 months after termination of employment. However, stock options, restricted stock, and performance shares granted under the 2004 Omnibus Incentive Plan are forfeited upon termination of employment.
If termination is without cause:
•	Vested stock options under the 2001 Stock Option Plan can be exercised for a period of 6 months after termination of employment. Stock options granted under the 2004 Omnibus Incentive Plan may be exercised at any time prior to the expiration of the term of the option or the 90th day following termination of employment, whichever period is shorter.

37 POPULAR, INC. 2008 PROXY STATEMENT

•	Restricted stock will be pro-rated for the period of active service in the applicable vesting period. Performance shares will be pro-rated for the period of active service in the applicable performance cycle, calculated as if the target number of performance shares had been earned.
The following table details the compensation that each executive would receive upon termination of employment.
Post-Termination Compensation Table as of December 31, 2007

	Non-Equity
	Cash Incentive ($) (a)		Restricted Stock ($) (b)			Performance Shares ($)(c)

	Retirement,	Resignation,	Retirement,
	Death,	Termination	Death,				Death,
	Disability or	With Cause or	Disability or	Resignation or	Termination		Disability or	Resignation or	Termination
	Change in	Without	Change in	Termination	Without		Change in	Termination	Without
Name	Control	Cause	Control	With Cause	Cause	Retirement	Control	With Cause	Cause

Richard L. Carrión	$25,779	$-	$1,377,967	$-	$1,377,967	$220,077	$440,144	$-	$146,715

Jorge A. Junquera	153,487	-	462,652	-	462,652	79,977	159,954	-	53,318

David H. Chafey Jr.	374,694	-	630,889	-	435,687	103,498	206,986	-	68,995

Roberto R. Herencia	68,547	-	420,593	-	155,397	72,705	145,411	-	48,474

Tere Loubriel	90,697	-	273,386	-	273,386	47,265	94,520	-	31,503

Félix M. Villamil	165,054	-	252,355	-	84,364	43,630	87,249	-	29,086

Amílcar L. Jordán	83,720	-	252,356	-	87,131	43,630	87,249	-	29,086

Brunilda Santos de Álvarez	83,720	-	252,356	-	100,634	43,630	87,249	-	29,086

			Retirement Plan (Pension)
			and Retirement Restoration	Defined Contribution
	Stock Options ($)(d)	Long Term Incentive ($)(e)	Plan ($)(f)	Plan ($)(g)	Non-qualified Plans ($)(h)

	Retirement, Death,
	Disability, Change in	Retirement, Death, Disability,	Retirement, Death, Disability,	Retirement, Death, Disability,	Retirement, Death, Disability,
	Control, Resignation,	Change in Control, Resignation,	Change in Control, Resignation,	Change in Control,	Change in Control,
	Termination With Cause	Termination With Cause or	Termination With Cause or	Resignation, Termination	Resignation, Termination
Name	or Without Cause	Without Cause	Without Cause	With Cause or Without Cause	With Cause or Without Cause

Richard L. Carrión	$-	$530,760	$5,853,265	$2,447,274	-

Jorge A. Junquera	-	332,711	5,304,564	2,289,359	-

David H. Chafey Jr.	-	330,151	6,505,543	1,775,790	-

Roberto R. Herencia	-	-	-	497,636	$110,679

Tere Loubriel	-	-	3,145,914	1,618,591	-

Félix M. Villamil	-	-	-	424,623	-

Amílcar L. Jordan	-	-	-	519,135	-

Brunilda Santos de Álvarez	-	-	-	373,605	-
(a) Non-equity cash award paid to NEOs during January 2008 for 2007 performance. It includes the performance award and the profit sharing cash portion.
The non-equity cash award is not guaranteed. Therefore, if resignation, termination without cause or termination with cause takes place before the date the award is paid, the NEO would not receive the award.
(b) All restricted stock would vest immediately upon termination of employment due to retirement, death, disability or change in control. These calculations use the closing price of the Popular, Inc. Common Stock as of December 31, 2007 ($10.60).

38 POPULAR, INC. 2008 PROXY STATEMENT

All unvested restricted stock would be forfeited upon resignation or termination with cause. In the event of termination without cause, all unvested restricted stock will be vested on a pro-rata basis for the period of active service in the applicable vesting period.
(c) The performance shares award is based on the Corporation’s three-year average return on equity during the performance cycle. The award is paid at the end of the performance cycle.
•	In the event of termination of employment due to death, disability or change in control, the award is based on the achievement of target performance goals.

•	In the event of termination of employment due to retirement, the award is based on the Corporation’s average return on equity during the corresponding three-year performance cycle. The award shown in this table is based on the achievement of threshold performance goals.

•	Upon termination of employment without cause, the performance shares award will be pro-rated for the period of active service in the applicable performance cycle calculated as if the target number of performance shares had been earned.

•	Any unearned award opportunity will be forfeited upon termination of employment due to cause or resignation.
(d) All unvested stock options would vest immediately if the executive’s employment is terminated due to retirement, death, disability or change in control. These figures include the unvested options in-the-money as of December 31, 2007, and the dollar value is the gain the executives would receive if they exercised all these options on December 31, 2007 using the strike price of each option award.
All vested and unvested stock options would be forfeited the date of termination of employment, if termination is with cause. In the event of termination without cause, all vested stock options may be exercised prior to the expiration of the options or the 90th day following termination of employment, whichever period is shorter.
All unvested stock options would be forfeited upon termination of employment without cause.
(e) The Senior Executive Long-Term Incentive Plan was a performance-based plan with a three-year performance period. Awards were made under the plan in 1997, 1998 and 1999 based on the Corporation’s performance during the respective preceding three-year performance periods. The plan had financial targets such as return on equity and stock appreciation. The plan gave NEOs the choice of receiving the incentive in cash or Common Stock. If they chose Common Stock, the compensation was deferred in the form of Common Stock until termination of employment. These are dollar values using the number of shares awarded at the time, the dividends (in shares) received multiplied by the closing price of Common Stock on December 31, 2007 ($10.60).
(f) This is the present value of the immediate benefit for those executives who already qualify for such benefit. These calculations use the same assumptions as the Pension Benefits table.
(g) The defined contribution is the balance as of December 31, 2007 for each NEO. It includes the NEO’s contributions and the employer match. It also includes, where applicable, the amount accumulated in the Deferred Profit Sharing Plan. The Deferred Profit Sharing Plan was frozen on December 31, 2005 and balances were subsequently transferred to the NEOs’ respective Savings and Investment Plans.
(h) For Mr. Herencia, payments include balances under the Restoration Plan related to deferred profit sharing.

39 POPULAR, INC. 2008 PROXY STATEMENT

PROPOSALS OF STOCKHOLDERS TO BE PRESENTED AT THE 2009 ANNUAL
MEETING OF STOCKHOLDERS
Stockholders’ proposals intended to be presented at the 2009 Annual Meeting of Stockholders must be received by the Board’s Secretary, at its principal executive offices, 209 Muñoz Rivera Ave., San Juan, Puerto Rico, 00918, no later than November 13, 2008 for inclusion in the Corporation’s proxy statement and proxy card relating to the 2009 Annual Meeting of Stockholders.
San Juan, Puerto Rico, March 12, 2008.

RICHARD L. CARRIÓN	SAMUEL T. CÉSPEDES

Chairman of the Board, President,	Secretary
and Chief Executive Officer
YOU MAY REQUEST A COPY, FREE OF CHARGE, OF THE CORPORATION’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007 AS FILED WITH THE SEC THROUGH OUR WEBSITE, www.popular.com, OR BY CALLING (787) 765-9800 OR WRITING TO ILEANA GONZÁLEZ, SENIOR VICE PRESIDENT, POPULAR, INC., P.O. BOX 362708, SAN JUAN, PR 00936-2708.

40 POPULAR, INC. 2008 PROXY STATEMENT

ANNEX A
POPULAR, INC.
AUDIT COMMITTEE CHARTER
ARTICLE 1 - ORGANIZATION
The Board of Directors (the “Board”) of Popular, Inc. (the “Corporation”) has established an Audit Committee to undertake the responsibilities and perform the tasks set forth in this Charter.
ARTICLE 2 - COMPOSITION
The Audit Committee shall be comprised of at least three directors, each of whom: (i) is “independent” under Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any rules and regulations promulgated thereunder by the Securities and Exchange Commission (“SEC”), and the rules of The NASDAQ Stock Market, Inc. (“NASDAQ”), (ii) does not accept any consulting, advisory or other compensatory fee from the Corporation or its subsidiaries other than in his or her capacity as a member of the Board or any committee of the Board, and (iii) is not an “affiliate” of the Corporation or any subsidiary of the Corporation, as such term is defined in Rule 10A-3 under the Exchange Act. The Board shall also determine that each member of the Audit Committee is able to read and understand financial statements at the time of the member’s appointment to the Audit Committee and that at least one member of the Audit Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member’s financial sophistication.
The Board shall designate as president of the Audit Committee one of its members, who shall preside over the meetings of the Committee and shall inform the Board of the actions taken by the Committee. In the event of a vacancy or an absence in the Audit Committee, the Board may designate any member of the Board as substitute, provided such person complies with the requisites established herein.
ARTICLE 3 - PURPOSE
The purpose of the Audit Committee is (a) to assist the Board in its oversight of:
1.	accounting and financial reporting principles and policies and internal audit controls and procedures of the Corporation and its subsidiaries;

2.	financial statements of the Corporation and its subsidiaries and the independent audit thereof;

3.	outside auditors’ qualifications, independence and performance; and

4.	compliance with legal and regulatory requirements of the Corporation and its subsidiaries in relation to the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation and its subsidiaries;
and (b) to prepare the report required to be prepared by the Audit Committee pursuant to the rules of the SEC for inclusion in the Corporation’s annual report.
In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not employees of the Corporation or any of its subsidiaries and are not, and do not represent themselves to be, performing the functions of accountants or auditors. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.
The function of the Audit Committee is to act in an oversight capacity on behalf of the Board of Directors. The management of the Corporation and its subsidiaries is responsible for the preparation, presentation and integrity of the financial statements of the Corporation and its subsidiaries, and for the effectiveness of internal control over financial reporting. Furthermore, management and the Internal Audit Division are responsible for maintaining appropriate accounting and financial reporting principles and policies, and internal controls and procedures that

41 POPULAR, INC. 2008 PROXY STATEMENT

provide for compliance with accounting standards and applicable laws and regulations. Management and the Internal Audit Division are responsible for examining and evaluating the adequacy and effectiveness of the systems of internal control of the Corporation and its subsidiaries to ensure (i) the reliability, integrity and reporting of information; (ii) compliance with the policies, plans and procedures of the Corporation and its subsidiaries, as well as laws and regulations; (iii) the safekeeping of assets; and (iv) the economical and efficient use of resources. The outside auditors are responsible for planning and carrying out a proper audit of the annual financial statements of the Corporation and its subsidiaries, reviewing the Corporation’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, annually auditing management’s assessment of the effectiveness of internal control over financial reporting, and other procedures.
The outside auditors shall annually submit to the Audit Committee a formal written statement of the fees billed in each of the following categories of services rendered by the outside auditors: (i) audit fees for the audit of the annual financial statements of the Corporation and its subsidiaries and the review of the financial statements included in the Corporation’s quarterly reports on Form 10-Q; or services that are normally provided by the outside auditors in connection with statutory and regulatory filings or engagements; (ii) audit-related fees for assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Corporation’s financial statements, in aggregate and by each service; (iii) tax fees for professional services rendered for tax compliance, tax advice and tax planning, in the aggregate and by each service; and (iv) all other fees for products and services rendered by the outside auditors, other than those described in clauses (i), (ii) and (iii) above, in the aggregate and by each service.
ARTICLE 4 - DUTIES AND RESPONSIBILITIES
To carry out its purposes, the Audit Committee shall have the following duties and responsibilities:
1.	With respect to the outside auditors:
(i)	to annually appoint - or replace if necessary - compensate, retain and oversee the work of any outside auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest service for the Corporation or any of its subsidiaries, including sole authority to approve all audit fees and terms;

(ii)	to resolve disagreements between management and the outside auditors regarding financial reporting;

(iii)	to determine the fees to be paid to the outside auditors for audit and non-audit services;

(iv)	to ensure that the outside auditors prepare and deliver annually a Statement as to Independence, including all relationships between the outside auditors and the Corporations consistent with Independence Standards Board No. 1 (it being understood that the outside auditors are responsible for the accuracy and completeness of that Statement); and to discuss with the outside auditors any relationships or services disclosed in that Statement that may affect the quality of audit services or the objectivity and independence of the outside auditors, and to recommend that the Board take appropriate action in response to that Statement to satisfy itself as to the outside auditors’ independence;

(v)	to pre-approve, or adopt procedures to pre-approve, all auditing and non-auditing services to be provided by the outside auditors and to consider whether the outside auditors’ provision of non-audit services to the Corporation and its subsidiaries is compatible with maintaining the independence of the outside auditors. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the outside auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting;

(vi)	to obtain from the outside auditors in connection with any audit a timely report relating to the annual audited financial statements of the Corporation and its subsidiaries describing (i) all critical accounting policies and practices to be used; (ii) all alternative

42 POPULAR, INC. 2008 PROXY STATEMENT

treatments of financial information within GAAP that have been discussed with management officials of the Corporation and its subsidiaries, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outside auditors and management; and (iii) any other material written communications between the outside auditors and the management of the Corporation and its subsidiaries, such as any “management” letter or schedule of unadjusted differences;

(vii)	to review and evaluate the qualifications, performance and independence of the lead partner of the outside auditors;

(viii)	to discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner, and any other active audit engagement team partner, and consider whether there should be a regular rotation of the audit firm itself;

(ix)	to take into account the opinions of management and the Internal Audit Division in assessing the outside auditors’ qualifications, performance and independence; and

(x)	to instruct the outside auditors that they must report directly to the Audit Committee.
2.	With respect to the Internal Audit Division:
(i)	to review the appointment and replacement of the General Auditor;

(ii)	to review and ratify the annual evaluation and salary recommendation of the General Auditor as recommended by the Director of Risk Management;

(iii)	to advise the General Auditor that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the Corporate Auditing Division and management’s responses thereto, for the purpose of reviewing the effectiveness of the Corporation’s internal control structure and the Corporation’s procedures for financial reporting; and

(iv)	to instruct the General Auditor that he must report directly to the Audit Committee.
3.	With respect to accounting principles and policies, financial reporting and internal control over financial reporting:
(i)	to advise management, the Internal Audit Division and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant issues and practices relating to accounting principles and policies, financial reporting and internal control over financial reporting;

(ii)	to consider any reports or communications (and management’s and/or the Internal Audit Division’s responses thereto) submitted to the Audit Committee by the outside auditors required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented, including reports and communications related to:
▪	deficiencies, including significant deficiencies or material weaknesses, in internal control identified during the audit or other matters relating to internal control over financial reporting;

▪	consideration of fraud in a financial statement audit;

▪	detection of illegal acts;

▪	the outside auditor’s responsibility under generally accepted auditing standards;

▪	any restrictions on audit scope;

▪	significant accounting policies;

▪	significant issues discussed by the outside auditors with the national office respecting auditing or accounting issues presented by the engagement;

▪	management judgments and accounting estimates and assumptions;

▪	any accounting adjustments arising from the audit including those that were noted or proposed by the outside auditor but were “passed” (as immaterial or otherwise);

▪	the responsibility of the outside auditor for other information in documents containing audited financial statements;

▪	disagreements with management;

43 POPULAR, INC. 2008 PROXY STATEMENT

▪	consultation by management with other accountants;

▪	major issues discussed with management prior to retention of the outside auditor;

▪	difficulties encountered with management in performing the audit;

▪	the outside auditor’s judgments about the quality of the entity’s accounting principles; and

▪	reviews of interim financial information, including the quarterly financial statements, conducted by the outside auditor;
(iii)	to establish procedures for:
▪	the receipt, retention, and treatment of complaints received by the Corporation or any of its subsidiaries regarding accounting, internal accounting controls, or auditing matters; and

▪	the confidential, anonymous submission by employees of the Corporation or any of its subsidiaries of concerns regarding questionable accounting or auditing matters.
(iv)	to review periodic summary reports of complaints and other submission regarding questionable accounting or auditing practices;

(v)	to meet with management, the General Auditor and the outside auditors:
▪	to discuss the scope of the annual audit;

▪	to discuss the audited financial statements and quarterly financial statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

▪	to discuss any significant matters arising from any audit, report or communication referred to in this Charter, whether raised by management, the Internal Audit Division or the outside auditors, relating to the financial statements of the Corporation and its subsidiaries.

▪	to review the form of opinion the outside auditors propose to render to the Board and shareholders;

▪	to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the selection or application of accounting principles, and major issues as to the adequacy of internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management or the outside auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation or its subsidiaries;

▪	to inquire whether the financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the Corporation or its subsidiaries as of and for the periods presented;

▪	discuss significant changes to auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the outside auditors, the Internal Audit Division or management; and

▪	inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;
(vi)	to inquire of the Corporation’s chief executive officer and chief financial officer as to the existence of any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Corporation and its subsidiaries to record, process, summarize and report financial data, any material weaknesses in internal

44 POPULAR, INC. 2008 PROXY STATEMENT

controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls;

(vii)	to obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

(viii)	approve all related party transactions (as defined in applicable rules and regulations);

(ix)	to discuss with the Corporation’s any significant legal matters that may have a material effect on the financial statements and the compliance policies of the Corporation and its subsidiaries, including material notices to or inquiries received from governmental agencies; and

(x)	to review and discuss any reports concerning material violations submitted to it by attorneys of the Corporation and its subsidiaries or outside counsel pursuant to the SEC attorney professional responsibility rules (17 C.F.R. Part 205) or otherwise.
4.	With respect to reporting and recommendations:
(i)	to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement;

(ii)	to engage in an annual self-assessment of its performance;

(iii)	to review and reassess the adequacy of this Charter at least annually and recommend any changes to the Board; and

(iv)	to report its activities to the Board on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.
ARTICLE 5 - RESOURCES AND AUTHORITY OF THE AUDIT COMMITTEE
The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain independent counsel and other experts or consultants, without seeking approval of the Board or management, and to determine the compensation to be paid by the Corporation and its subsidiaries to such auditors, counsel, experts or consultants.
The Corporation shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of:
a.	Compensation to the outside auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation and its subsidiaries;

b.	Compensation of any advisers employed by the Audit Committee; and

c.	Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.
ARTICLE 6 - TERM IN OFFICE
The members of the Audit Committee shall be appointed by the Board based on nominations recommended by the Corporation’s Corporate Governance and Nominating Committee, and shall hold office from the time of designation until the next annual meeting of stockholders of the Corporation. The Board may, however, extend such period for one or all designated members.
ARTICLE 7 - MEETINGS
The Committee will meet at least one (1) time every three (3) months, or more frequently if circumstances dictate, to discuss any or all the matters set forth in Article 4, or any other topics deemed necessary or appropriate. In

45 POPULAR, INC. 2008 PROXY STATEMENT

addition to such meetings, the Audit Committee should meet separately at least annually with management, the General Auditor and the outside auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately, including the annual audited financial statements. The Audit Committee may request any officer or employee of the Corporation or its subsidiaries or the Corporation’s outside counsel or outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of a conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.
The Committee shall set the agenda of items to be addressed at each meeting. At the end of the fiscal year, the Chairman of the Audit Committee, in consultation with the other members of the Audit Committee, shall determine the list of items to be addressed by the Audit Committee during the coming year.
ARTICLE 8 - SECRETARY
The Committee will designate a Secretary among its members. The Secretary may delegate his (her) functions to any officer of the Corporation designated by the Secretary. The Secretary, or the person so designated, will notify the members of the Committee of the place, date, and time of the meetings of the Committee on a timely basis, as well as prepare and submit the agenda, reports and documents required for each meeting of the Committee.
ARTICLE 9 - MINUTES OF THE MEETINGS
The Secretary or his (her) designee will prepare accurate minutes of each meeting of the Committee, indicating which members of the Committee were present, and summarizing the decisions, recommendations and agreements reached. The Chairman of the Committee will submit the minutes and the attachments considered necessary to the Board for their review and ratification.
ARTICLE 10 - QUORUM AND COMMITTEE DECISIONS
A quorum shall consist of the majority of the members of the Committee. The decisions of the Committee shall be adopted by an affirmative vote of the majority of the members present at the meeting in which the decision is considered. In the event of a tie, the decision will be submitted to the Board in their next meeting and no action will be taken until the Board makes a decision.
ARTICLE 11 - AMENDMENTS
This Charter can be amended by means of an express resolution of the Board.
ARTICLE 12 - EFFECTIVE DATE
This Charter will be effective immediately after its approval by the Board. The Secretary of the Board will certify it with his (her) signature and the Corporate Seal, indicating the date it was approved.

46 POPULAR, INC. 2008 PROXY STATEMENT

IF YOU WISH TO VOTE BY TELEPHONE, INTERNET OR MAIL, PLEASE READ THE INSTRUCTIONS BELOW.

Popular, Inc. encourages you to take advantage of the convenient ways to vote for matters to be covered at the 2008 Annual Meeting of Stockholders. Please take the opportunity to use one of the three voting methods outline below to cast your ballot.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and follow the simple instructions the Vote Voice provides you.

VOTE BY INTERNET - www.proxyvote.htm

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Please mark, sign, date and return this card promptly using the enclosed postage prepaid envelope. No postage is required if mailed in the United States, Puerto Rico or the U.S. Virgin Islands.
PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	POPLR1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on Friday, April 25, 2008

To the Stockholders of Popular, Inc.:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Popular, Inc. (the "Meeting") for the year 2008 will be held at 9:00 a.m., local time, on Friday, April 25, 2008, on the third floor of the Centro Europa Building, 1492 Ponce de León Avenue, in San Juan, Puerto Rico, to consider and act upon the following matters:
	☐	☐	☐

(1) To elect three (3) directors of Popular, Inc. (the “Corporation”) for a three-year term:
1) María Luisa Ferré
2) Frederic V. Salerno
3) William J. Teuber Jr.

		For	Against	Abstain

(2)	To ratify the selection of PricewaterhouseCoopers LLP as the Corporation's independent registered public accounting firm for 2008.	☐	☐	☐

Stockholders of record at the close of business on February 25, 2008, are entitled to notice of and to vote at the Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEM 1 AND 2 ABOVE.

PLEASE SIGN AS YOUR NAME APPEARS ON THIS FORM. IF SHARES ARE HELD JOINTLY, ALL OWNERS SHOULD SIGN. CORPORATION PROXIES SHOULD BE SIGNED BY AN AUTHORIZED OFFICER. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD SO INDICATE WHEN SIGNING.

MATERIALS ELECTION
As of July 1, 2007, SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a notice.
☐	NOTE: Please see the back of this form for important information.
ELECTRONIC DELIVERY You may consent to receive proxy information via Internet. You many sign up for this service after voting on the Internet at www.proxyvote.com.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The 2008 Notice and Proxy Statement and the 2007 Annual Report are available at www.proxyvote.com.

This Proxy is Solicited on Behalf of the Board of Directors.
The undersigned hereby appoints Richard L. Carrion, Jorge A. Junquera and David H. Chafey Jr. or any one or more of them as proxies, each with the power to appoint his substitute, and authorizes them to represent and to vote as designated on the reverse side all the shares of common stock of Popular, Inc. held of record by the undersigned on February 25, 2008, at the Annual Meeting of Stockholders to be held at the Centro Europa Building, 1492 Ponce de León Avenue, Third Floor, San Juan, Puerto Rico, on April 25, 2008, at 9:00 a.m., local time, or at any adjournments thereof. The proxies are further authorized to vote such shares upon any other business that may properly come before the Meeting or any adjournments thereof.